UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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TARGET CORPORATION

(Name of Registrant as Specified In Its Charter)

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PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 11, 2014 at 1:30 p.m. CDT
Union Station 400 South Houston Street Dallas, Texas 75202

Dear Fellow Shareholder,

As we approach our 2014 Annual Meeting of Shareholders, your Board of Directors is proud to look back at the past five decades, during which Target has built a powerful brand and established a strong record of performance through our commitment to bring irresistible value, inspiration and an exceptional shopping experience to our guests. While we continued to invest in key strategies throughout 2013 that upheld our “Expect More. Pay Less.” brand promise and drove sustained growth, we also faced challenges that tested our resilience:

•	our financial results for the year fell short of our expectations,
•	our unprecedented expansion into Canada presented unexpected challenges that adversely affected performance, and
•	just prior to the most recent holiday season, we experienced a data breach following a criminal attack on our systems that shook our guests’ confidence in Target.

Yet, even with these challenges, our financial discipline and strong capital position provided the capacity to return approximately $2.5 billion to our shareholders in the form of dividends and share repurchases. As we look ahead, we remain confident in our core strategy, committed to faster innovation and better execution, and resolute in continuing to reward our shareholders for many years to come.

As we announced on May 5, 2014, after extensive discussions with the Board, Gregg Steinhafel stepped down as President and Chief Executive Officer and as a member of our Board of Directors. We are extremely grateful to Gregg for his tireless leadership and significant contributions to our company throughout his 35-year career.

We believe this transition offers an opportunity to make Target an even stronger company. The Board has commenced a comprehensive search to select Target’s next CEO. Until a replacement is named, John Mulligan, Target’s Chief Financial Officer, assumes the additional responsibilities of Interim President and Chief Executive Officer. At the same time, I have taken on the role of Interim Chair of your Board. John and I will continue to engage Target’s leadership team and leverage the Board’s expertise to deliver Target’s brand promise to guests, accelerate Target’s transformation, and position the company to generate strong financial performance in 2014 and beyond.

On behalf of the Board of Directors, I invite you to attend Target Corporation’s 2014 Annual Meeting of Shareholders. The accompanying proxy statement and 2013 Annual Report on Form 10-K contain information about:

•	the date, location, and time of the meeting,
•	business matters on which you are encouraged to vote at this year’s meeting,
•	executive compensation disclosures, including a description of the extensive shareholder outreach we conducted following last year’s Say on Pay vote and related changes that strengthen the pay-for-performance link in our compensation programs, as well as an explanation of the impact of the recent leadership change, and
•	our 2013 financial results.

If you are not able to join us for the meeting, it is still important for you to vote your shares. We urge you to read the enclosed materials carefully and vote in accordance with the Board of Directors’ recommendations.

Your Board of Directors remains unanimous and steadfast in the belief that Target will emerge from this transition as an even stronger, better performing company.

We value your feedback and thank you for your continued support of Target.

Roxanne S. Austin

Interim Chair of the Board of Directors

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Notice of 2014 Annual Meeting of Shareholders

Wednesday, June 11, 2014

1:30 p.m. Central Daylight Time

Union Station located at 400 South Houston Street, Dallas, Texas 75202

TO OUR SHAREHOLDERS

You are invited to attend Target Corporation’s 2014 Annual Meeting of Shareholders to be held at Union Station located at 400 South Houston Street, Dallas, Texas 75202 on Wednesday, June 11, 2014 at 1:30 p.m. Central Daylight Time.

PURPOSE

Shareholders will vote on the following items of business:

1.	Election of all 10 directors named in our proxy statement to our Board of Directors for the coming year;
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm;
3.	Approval, on an advisory basis, of our executive compensation;
4.	The shareholder proposals contained in this proxy statement, if properly presented at the meeting; and
5.	Transaction of any other business properly brought before the meeting or any adjournment.

You may vote if you were a shareholder of record at the close of business on April 14, 2014. We hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented. If you plan to attend the meeting, please follow the instructions provided in Question 12 “How can I attend the Annual Meeting?” on page 73 of the proxy statement.

Following the formal business of the meeting, our Interim President and CEO will provide prepared remarks, followed by a question and answer session.

We urge you to read the proxy statement carefully, and to vote in accordance with the Board of Directors’ recommendations by telephone or Internet, or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting.

Thank you for your continued support.

Sincerely,

Timothy R. Baer
Corporate Secretary
Approximate Date of Mailing of Proxy Materials May 20, 2014

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Item Two	Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	62
Item Three	Advisory Approval of Executive Compensation (“Say on Pay”)	64
Item Four	Shareholder Proposal to Eliminate Perquisites	66
Item Five	Shareholder Proposal to Adopt a Policy for an Independent Chairman	67
Item Six	Shareholder Proposal to Adopt a Policy Prohibiting Discrimination “Against” or “For” Persons	68

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND VOTING		70

APPENDIX A RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES		76

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PROXY STATEMENT
Annual Meeting of Shareholders June 11, 2014

The Board of Directors of Target Corporation solicits the enclosed proxy for the 2014 Annual Meeting of Shareholders, and for any adjournment thereof.

PROXY SUMMARY

This summary highlights information described in other parts of this proxy statement, and does not contain all of the information you should consider in voting. Please read the entire proxy statement carefully before voting.

TARGET 2014 ANNUAL MEETING OF SHAREHOLDERS

June 11, 2014	Union Station
1:30 p.m. Central Daylight Time	400 South Houston Street
Dallas, Texas 75202

ITEMS OF BUSINESS

BOARD’S
ITEM	RECOMMENDATION
Election of 10 Directors (page 15)	FOR each Director Nominee
Ratification of Independent Registered Public Accounting Firm (page 62)	FOR
Advisory Approval of Executive Compensation (page 64)	FOR
Shareholder Proposals, if Properly Presented (pages 66-69)	AGAINST

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND VOTING

We encourage you to review the “Questions and Answers About Our Annual Meeting and Voting” beginning on page 70 for answers to common questions on the rules and procedures surrounding the proxy and annual meeting process, as well as the business to be conducted at our Annual Meeting.

ADMISSION AT THE MEETING

If you plan to attend the Annual Meeting in person, please see the information in Question 12 “How can I attend the Annual Meeting?” on page 73. We strongly encourage you to pre-register. If you plan to bring a guest you must pre-register by June 6, 2014. Any attendee who does not present identification and establish proof of ownership will not be admitted to the Annual Meeting.

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VOTING

If you held shares of Target common stock as of the record date (April 14, 2014) you are entitled to vote at the Annual Meeting.

Your vote is important. Thank you for voting.

ADVANCE VOTING METHODS AND DEADLINES

METHOD	INSTRUCTION	DEADLINE

Internet	• Go to website identified on proxy card • Enter Control Number on proxy card • Follow instructions on the screen

Internet and telephone voting are available 24 hours a day, seven days a week up to these deadlines:

•   Registered Shareholders or Beneficial Owners –11:59 p.m. Eastern Daylight Time on June 10, 2014

•   Participants in the Target 401(k) Plan – 6:00 a.m. Eastern Daylight Time on June 9, 2014

Telephone	• Call the toll-free number identified on proxy card • Enter Control Number on proxy card • Follow the recorded instructions

Mail	• Mark your selections on the enclosed proxy card • Date and sign your name exactly as it appears on proxy card • Promptly mail the proxy card in the enclosed postage-paid envelope	Return promptly to ensure it is received before the date of the Annual Meeting or, for participants in the Target 401(k) Plan, by 6:00 a.m. Eastern Daylight Time on June 9, 2014

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting. Please see the information in Question 3 “What is a proxy and what is a proxy statement?” on page 70.

VOTING AT THE MEETING

All registered shareholders may vote in person at the Annual Meeting. Beneficial owners may vote in person at the Annual Meeting if they have a legal proxy. Please see the information in Question 6 “How do I vote?” on page 70. In either case, shareholders wishing to attend the meeting must follow the procedures under “Admission at the Meeting.”

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on June 11, 2014.

The proxy statement and annual report are available at www.proxyvote.com.

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GENERAL INFORMATION ABOUT CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE HIGHLIGHTS

At Target, we have actively supported strong corporate governance practices for decades. Many of the principles that provide the foundation for the practices and policies that guide us today were initiated by the Dayton brothers during their tenure as our leaders. Our Board of Directors recognizes that our corporate governance practices must continually evolve to appropriately balance the interests of the Board, shareholders and management in order to effectively serve our guests, team members, shareholders and the communities in which we do business. Supporting that philosophy, we have adopted many leading corporate governance practices, including:

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PRACTICE	DESCRIPTION	INFORMATION
BOARD COMPOSITION AND ACCOUNTABILITY
Independence	A majority of our directors must be independent. Currently, all of our directors are independent, and all of our committees consist exclusively of independent directors.
Diversity of Relevant Experiences	The composition of our Board represents broad perspectives, experiences, and knowledge relevant to our business while maintaining a balanced approach to gender and ethnic diversity.
Lead Independent Director	Our Corporate Governance Guidelines require a Lead Independent Director position with specific responsibilities to ensure independent oversight of management whenever our CEO is also the Chair of the Board.
Annual Management Succession Planning Review	Our Board conducts an annual review of management development and succession planning.
Director Tenure Policies	Our director tenure policies include mandatory retirement at age 72, a maximum term limit of 20 years and a separate five-year term limit for directors who retire from active employment in order to ensure the Board regularly benefits from new, fresh perspectives. In addition, a director is required to submit an offer of resignation for consideration by the Board upon any change in the director’s principal employment.
Director Overboarding Policy	Our director overboarding policy requires a director to submit an offer of resignation for consideration by the Board if the director becomes overboarded. Any director who is not serving as CEO of a public company is expected to serve on no more than five public company boards (including our Board), and any director serving as a CEO of a public company is expected to serve on no more than two outside public company boards (including our Board).
SHAREHOLDER RIGHTS
Annual Election of Directors	All directors are elected annually, which reinforces our Board’s accountability to shareholders.
Majority Voting Standard for Director Elections	Our Articles of Incorporation mandate that directors be elected under a “majority voting” standard in uncontested elections—each director must receive more votes “For” his or her election than votes “Against” in order to be elected.
Director Resignation Policy	An incumbent director who is not re-elected must promptly offer to resign. The Nominating & Governance Committee will make a recommendation on the offer and the Board must accept or reject the offer within 90 days and publicly disclose its decision and rationale.
Single Voting Class	Target common stock is the only class of voting shares outstanding.
10% Threshold for Special Meetings	Shareholders holding 10% or more of Target’s outstanding stock have the right to call a special meeting of shareholders.
No Poison Pill	We do not have a poison pill.
COMPENSATION
Follow Leading Practices	See “Target’s Executive Compensation Practices.”

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OUR DIRECTORS

NAME	AGE	DIRECTOR SINCE	COMPANY	TITLE	INDEPENDENT	OTHER CURRENT PUBLIC COMPANY BOARDS
Roxanne S. Austin	53	2002	Austin Investment Advisers	President	Yes	4
Douglas M. Baker, Jr.	55	2013	Ecolab Inc.	Chairman & CEO	Yes	2
Calvin Darden	64	2003	Darden Development Group, LLC	Chairman	Yes	2
Henrique De Castro	48	2013	Yahoo! Inc. (Until January 2014)	Former COO	Yes	0
James A. Johnson	70	1996	Johnson Capital Partners	Founder	Yes	2
Mary E. Minnick	54	2005	Lion Capital	Partner	Yes	2
Anne M. Mulcahy	61	1997	Save The Children Federation, Inc.	Chairman of the Board of Trustees	Yes	3
Derica W. Rice	49	2007	Eli Lilly and Company	EVP, Global Services and CFO	Yes	0
Kenneth L. Salazar	59	2013	WilmerHale	Partner	Yes	0
John G. Stumpf	60	2010	Wells Fargo & Company	Chairman, President & CEO	Yes	2

BOARD LEADERSHIP STRUCTURE

We do not have an express policy as to whether the roles of Chair of the Board and Chief Executive Officer should be combined or separated. Instead, the Board prefers to maintain the flexibility to determine which leadership structure best serves the interests of Target based on the circumstances. However, if the Chair/CEO roles are combined, our Corporate Governance Guidelines require that we have a Lead Independent Director position to complement the Chair’s role, and to serve as the principal liaison between the non-management directors and the Chair.

The Board believes that there are many strong governance practices in place at Target that balance any risk of concentration of authority that may exist with a combined Chair/CEO position, including the requirement to have an Independent Lead Director in those situations.

As recently announced, Roxanne S. Austin, one of our independent directors, was elected to the role of Interim Chair of the Board by the independent directors in connection with the departure of our former Chairman of the Board, President and CEO. As Interim Chair of the Board, Ms. Austin has primary responsibility for leading the Board. However, because Ms. Austin is currently serving as Interim Chair, and no decision has been made to make the role of independent Chair permanent, the Board determined that James A. Johnson should remain in the role of Lead Independent Director to provide continuity during this period of transition and to work closely with Ms. Austin in leading the Board.

LEAD INDEPENDENT DIRECTOR
Annual Election: Elected annually by the independent, non-management directors.
Regular Duties:
•	Has the authority to convene meetings of the Board and executive sessions consisting solely of independent directors at every meeting;
•	Presides at all meetings of the Board of Directors at which the Chair of the Board is not present, including executive sessions of independent directors;
•	Conducts the annual performance reviews of the CEO, with input from the other independent directors, and serves as the primary liaison between the CEO and the independent directors;
•	Approves meeting schedules, agendas and the information furnished to the Board to ensure that the Board has adequate time and information for discussion; and
•	Engages in consultation and direct communication with major shareholders as appropriate.

MANAGEMENT SUCCESSION PLANNING

One of the primary responsibilities of the Board is to ensure that Target has a high-performing management team in place. On an annual basis, the Board conducts a detailed review of management development and succession planning activities to maximize the pool of internal candidates who can assume top management positions without undue interruption.

In connection with the recent departure of our former President & CEO, the Board appointed an experienced executive from that pool of internal candidates, John J. Mulligan, our Chief Financial Officer, to serve in the additional capacities of Interim President & CEO while the Board conducts a comprehensive CEO search for a permanent replacement.

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RISK OVERSIGHT

The primary responsibility for the identification, assessment and management of the various risks that we face belongs with management. The Board’s oversight of these risks occurs as an integral and continuous part of the Board’s oversight of our business. For example, our principal strategic risks are reviewed as part of the Board’s regular discussion and consideration of our strategy, and the alignment of specific initiatives with this strategy. Similarly, at every meeting the Board reviews the principal factors influencing our operating results, including the competitive environment, and discusses with our senior executive officers the major events, activities and challenges affecting their respective functional areas. The Board’s ongoing oversight of risk also occurs at the Board Committee level on a more focused basis, as described in the description of each Committee’s responsibilities, as applicable.

COMMITTEES

The Board has the following Committees and Committee composition as of the date of this proxy statement. All members of each Committee are independent directors.

		COMMITTEE	NUMBER OF MEETINGS
	RESPONSIBILITIES	MEMBERS	DURING FISCAL 2013
AUDIT COMMITTEE(1)

• Assists the Board with the oversight of our financial reporting process and our compliance programs

• Oversees the integrity of our financial statements and internal controls, the independent auditor’s qualifications and independence and performance of our internal audit function

• Oversees compliance with legal and regulatory requirements, our business ethics program and review and approval of transactions with related persons

• Performs duties and activities described in the Report of the Audit Committee on page 63

• Supplements the Board’s ongoing oversight of risk, through periodic review of our risk assessment process, which facilitates identification and consideration of our risk exposures in the context of our overall strategic objectives

		Ms. Austin (Chair) Ms. Minnick Ms. Mulcahy Mr. Rice	7

COMPENSATION COMMITTEE(2)

• Determines the composition and value of non-CEO executive officer compensation and makes recommendations with respect to CEO compensation to the independent members of the Board, who collectively have final approval authority

• Reviews our compensation philosophy, selection and relative weightings of different compensation elements to balance risk, reward and retention objectives, the alignment of incentive compensation performance measures with our strategy, and specific compensation levels for each executive officer

• Reviews the compensation provided to non-management directors and makes recommendations to the independent members of the Board

• Discusses with its compensation consultant the results of the regular review of whether our compensation policies and practices create material risks to Target (see page 46 of the Compensation Discussion and Analysis for more details about our most recent compensation policies risk assessment)

		Mr. Johnson (Chair) Mr. Baker Mr. Darden Mr. Stumpf	5

NOMINATING & GOVERNANCE COMMITTEE	• Oversees our corporate governance practices • Identifies individuals qualified to become Board members • Makes recommendations on overall composition of the Board and its Committees • Leads annual Board self-evaluation process	Ms. Mulcahy (Chair) Mr. Baker Mr. Darden	3

CORPORATE RESPONSIBILITY COMMITTEE	• Reviews and evaluates our public affairs, community relations, corporate social responsibility and reputation management programs • Is primarily responsible for oversight of reputational risk	Mr. Salazar (Chair) Mr. Darden Mr. De Castro Mr. Johnson Ms. Minnick	3

FINANCE COMMITTEE	• Reviews our primary financial policies and strategies, including our liquidity position, funding requirements, ability to access the capital markets, interest rate exposures and policies regarding return of cash to shareholders • Oversees financial risks, including liquidity, market risks, and use of derivatives	Mr. Rice (Chair) Ms. Austin Mr. De Castro Mr. Stumpf	2

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(1)	The Board of Directors has determined that all members of the Audit Committee satisfy the applicable audit committee independence requirements of the New York Stock Exchange (NYSE) and the Securities and Exchange Commission (SEC). The Board also determined that all members have acquired the attributes necessary to qualify them as “audit committee financial experts” as defined by applicable SEC rules. The determination for each of Ms. Austin, Ms. Mulcahy and Mr. Rice was based on past experiences as a principal financial officer, principal accounting officer, controller, public accountant or auditor, or actively supervising a person holding one of those positions. For Ms. Minnick, the determination was based on her experience with analyzing the financial statements and financial performance of portfolio companies of Lion Capital.

(2)	The Board of Directors has determined that all members of the Compensation Committee satisfy the applicable compensation committee independence requirements of the NYSE and the SEC.

BOARD AND SHAREHOLDER MEETING ATTENDANCE

The Board of Directors met five times during fiscal 2013. All directors attended at least 75% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year.

Eleven of our twelve then-serving directors attended our June 2013 Annual Meeting of Shareholders. The Board has a policy requiring all directors to attend all Annual Meetings of Shareholders, absent extraordinary circumstances.

DIRECTOR INDEPENDENCE

The Board of Directors believes that a majority of its members should be independent directors. The Board annually reviews all relationships that directors have with Target to affirmatively determine whether the directors are independent. If a director has a material relationship with Target, that director is not independent. The listing standards of the New York Stock Exchange (NYSE) detail certain relationships that, if present, preclude a finding of independence.

The Board affirmatively determined that all non-management directors are independent. The Board specifically considered the following transactions and concluded that none of the transactions impaired any director’s independence. In addition, none of the transactions listed below are related party transactions because none of the directors have a direct or indirect material interest in the listed transactions.

DIRECTOR	ENTITY AND RELATIONSHIP	TRANSACTIONS	% OF ENTITY’S ANNUAL REVENUES IN EACH OF LAST 3 YEARS
Douglas M. Baker, Jr.	Ecolab Inc. Chairman & CEO	We purchase supplies, servicing, repairs and merchandise from Ecolab.	Less than 0.01%
Henrique De Castro	Yahoo! Inc. Former COO	We purchase advertising, search marketing, and other services from Yahoo!	Less than 0.3%
Mary E. Minnick	Each portfolio company of Lion Capital(1) Partner in Lion Capital	We purchase merchandise for resale from portfolio companies of Lion Capital.	Less than 2% of each portfolio company
Anne M. Mulcahy	Save the Children Federation Chairman of Board of Trustees	We make charitable contributions to Save the Children.	Less than 2%
Kenneth L. Salazar	WilmerHale Partner	After fiscal 2013, WilmerHale was engaged to provide legal services, but did not receive any payments in any of the last three fiscal years.(2)	Not applicable
John G. Stumpf	Wells Fargo & Company Chairman, President & CEO	Wells Fargo provides commercial banking, brokerage, trust and equipment financing services, and serves as a non-lead participant in Target’s syndicated revolving credit facility.(3)	Less than 0.02%

(1)	Ms. Minnick’s indirect ownership in each of these portfolio companies is less than 5%.

(2)	WilmerHale represented to us that Mr. Salazar will not receive any of the fees from the Target relationship, and that total fees are expected to be less than 2% of the firm’s annual revenues. Mr. Salazar will not personally provide any of the legal services to Target.

(3)	Target does not use Wells Fargo for any investment banking, consulting or advisory services.

POLICY ON TRANSACTIONS WITH RELATED PERSONS

The Board of Directors has adopted a written policy requiring that any transaction: (a)  involving Target; (b)  in which one of our directors, nominees for director, executive officers, or greater than five percent shareholders, or their immediate family members, have a direct or indirect material interest; and (c) where the amount involved exceeds $120,000 in any fiscal year, be approved or ratified by a majority of independent directors of the full Board or by a designated committee of the Board. The Board has designated the Audit Committee as having responsibility for reviewing and approving all such transactions except those dealing with compensation of executive officers and directors, or their immediate family members, in which case it will be reviewed and approved by the Compensation Committee.

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In determining whether to approve or ratify any such transaction, the independent directors or relevant committee must consider, in addition to other factors deemed appropriate, whether the transaction is on terms no less favorable to Target than those involving unrelated parties. No director may participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

We did not have any transactions requiring review and approval in accordance with this policy during fiscal 2013 and through the date of this proxy statement.

BUSINESS ETHICS AND CONDUCT

We are committed to conducting business lawfully and ethically. All of our directors and named executive officers, like all Target team members, are required to act at all times with honesty and integrity. Our Business Conduct Guide covers areas of professional conduct, including conflicts of interest, the protection of corporate opportunities and assets, employment policies, confidentiality, vendor standards and intellectual property, and requires strict adherence to all laws and regulations applicable to our business. Our Business Conduct Guide also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Business Conduct Guide.

We intend to disclose any future amendments to, or waivers from, any provision of our Business Conduct Guide involving our directors, our principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions on our website within four business days following the date of any such amendment or waiver. No waivers were sought or granted in fiscal 2013.

COMMUNICATIONS WITH DIRECTORS

Shareholders and other interested parties seeking to communicate with any individual director or group of directors may send correspondence to Target Board of Directors, c/o Corporate Secretary, 1000 Nicollet Mall, TPS-2670, Minneapolis, Minnesota 55403 or may send an email to BoardOfDirectors@target.com, which is managed by the Corporate Secretary. The Corporate Secretary, in turn, has been instructed by the Board to forward all communications, except those that are clearly unrelated to Board or shareholder matters, to the relevant Board members.

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ITEM ONE	ELECTION OF DIRECTORS

ELECTION PROCESS

Our election process is backed by sound corporate governance principles:

•	All directors are elected annually;

•	Directors are elected under a “majority voting” standard – each director in an uncontested election must receive more votes “For” his or her election than votes “Against” in order to be elected; and

•	An incumbent director who is not re-elected must promptly offer to resign. The Nominating & Governance Committee will make a recommendation on the offer and the Board must accept or reject the offer within 90 days and publicly disclose its decision and rationale.

BOARD COMPOSITION

The criteria the Board follows in determining the composition of the Board is simple: directors are to have broad perspective, experience, knowledge and independence of judgment. The Board as a whole should consist predominantly of persons with strong business backgrounds that span multiple industries.

At least annually the Board seeks input from each of its members with respect to the current composition of the Board in light of our current and future business strategies as a means to identify any backgrounds or skill sets that may be helpful in maintaining or improving alignment between Board composition and our business. This input is then used by our Nominating & Governance Committee in its director search process.

The Board does not have a specific policy regarding consideration of gender, ethnic or other diversity criteria in identifying director candidates; however, the Board has had a longstanding commitment to, and practice of, maintaining diverse representation on the Board.

BOARD RENEWAL AND NOMINATION PROCESS

The Nominating & Governance Committee is responsible for identifying individuals qualified to become Board members and making recommendations on director nominees to the full Board. The Committee considers the following two factors in its efforts to identify potential director candidates:

•	The input from the Board’s self-evaluation process to identify the backgrounds or skill sets that are desired; and

•	The future needs of the Board in light of anticipated director retirements under our Board tenure policies.

The Board maintains the following tenure policies (contained in our Corporate Governance Guidelines) as a means of ensuring that the Board is regularly renewed with fresh perspectives:

TENURE POLICIES
Term Limit	Directors may not serve on the Board for more than 20 years, or five years after they retire from active employment, whichever occurs first
Mandatory Retirement	Directors must retire at age 72
Change in Principal Employment	Directors must offer to resign upon any substantial change in principal employment

We had the following changes in our Board since our 2013 Annual Meeting:

DEPARTURES		ADDITIONS
•	Mary N. Dillon – Resigned due to substantial change in principal employment	•	Kenneth L. Salazar – Identified by independent search firm; brings substantial public policy expertise to the Board
•	Solomon D. Trujillo – Retired after five years elapsed since retiring from active employment and reaching 20 year term limit
•	Gregg W. Steinhafel – Resigned in connection with stepping down as President & CEO of Target

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In addition to the changes listed above, the following directors are scheduled to complete their service on our Board within the next five years under our tenure policies:

DIRECTOR	TENURE POLICY IMPLICATED	YEAR
James A. Johnson	Mandatory Retirement	2015
Anne M. Mulcahy	Term Limit	2017

The Nominating  & Governance Committee has retained an independent search firm to assist in identifying director candidates, and will also consider recommendations from shareholders. Any shareholder who wishes the Committee to consider a candidate should submit a written request and related information to our Corporate Secretary no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders.

2014 NOMINEES FOR DIRECTOR

After considering the recommendations of the Nominating & Governance Committee, the Board has set the number of directors at 10 and nominated the persons described below to stand for election. All nominees are incumbent directors. The Board believes that each of these nominees is qualified to serve as a director of Target and the specific qualifications of each nominee that were considered by the Board follow each nominee’s biographical description. Equally as important, the Board believes that the combination of backgrounds, skills and experiences has produced a Board that is well-equipped to exercise oversight responsibilities for Target’s shareholders and other stakeholders.

The following table describes key characteristics of our business and experiences of our Board.

TARGET’S BUSINESS CHARACTERISTICS	COLLECTIVE EXPERIENCES
Target’s scale and complexity requires aligning many different areas of our operations, including marketing, merchandising, supply chain, technology, human resources, property development, credit card servicing and our community and charitable activities.	Leadership. Experience as executive officer level business leader or senior government leader.
Our brand is the cornerstone of our strategy to provide a relevant and affordable differentiated shopping experience for our guests.	Marketing or Brand Management. Marketing or managing well-known brands or the types of consumer products and services we sell.
We own most of our stores and a network of distribution centers.	Real Estate. Real estate acquisitions and dispositions or property management experience.
We have a large and global workforce, which represents one of our key resources, as well as one of our largest operating expenses.	Workforce Management. Managing a large or global workforce.
Our business has become increasingly complex as we have expanded our offerings as well as the channels and geographies in which we deliver our shopping experience. This increased complexity requires increasingly sophisticated technology infrastructure.	Technology. Leadership and understanding of technology, digital platforms and new media, data security, and data analytics.
Our business has both U.S. and Canada retail operations, and involves sourcing merchandise domestically and internationally from a large number of vendors and distributing it through our network of distribution centers.	Multi-National Operations or Supply Chain Logistics. Executive officer roles at multi-national organizations or in global operations.
We are a large public company committed to disciplined financial and risk management, legal and regulatory compliance and accurate disclosure.	Finance or Risk Management. Financial stewardship, risk management or credit card servicing.
To be successful, we must preserve, grow and leverage the value of our reputation with our guests, team members, the communities in which we operate and our shareholders.	Public Affairs or Corporate Governance. Public sector experience, community relations or corporate governance expertise.

In addition, our Board’s composition represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors:

NUMBER OF
TENURE ON BOARD	DIRECTOR NOMINEES
More than 10 years	4
5 to 10 years	2
Less than 5 years	4

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

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Roxanne S. Austin Age 53 Director since 2002 Independent Interim Chair of the Board Committees • Audit (Chair) • Finance

BACKGROUND

Roxanne S. Austin is President of Austin Investment Advisors, a private investment and consulting firm, a position she has held since January 2004. From June 2009 until July 2010, she also served as President, Chief Executive Officer and a director of Move Networks, Inc., an Internet television services provider.

QUALIFICATIONS

Ms. Austin provides the Board with financial, operational and risk management expertise, and substantial knowledge of new media technologies, which were developed during Ms. Austin’s previous service as President and COO of DirecTV, Executive Vice President and CFO of Hughes Electronics Corporation and Partner of Deloitte & Touche.

OTHER PUBLIC COMPANY BOARDS
	Current Abbott Laboratories(1) AbbVie Inc.(1) Teledyne Technologies Incorporated LM Ericsson Telephone Company	Past 5 Years None

(1)	AbbVie Inc. became a public company in January 2013 following its separation from Abbott Laboratories. Ms. Austin was serving on the Board of Abbott Laboratories at the time of the separation and became a director of AbbVie Inc. in connection with the separation.

Douglas M. Baker, Jr. Age 55 Director since 2013 Independent Committees • Compensation • Nominating & Governance

BACKGROUND

Douglas M. Baker, Jr., is Chairman and Chief Executive Officer of Ecolab Inc., a provider of water and hygiene services and technologies for the food, hospitality, industrial and energy markets. He has served as Chairman of the Board of Ecolab since May 2006 and Chief Executive Officer since July 2004, and served as President from 2002 to 2011.

QUALIFICATIONS

Mr. Baker provides the Board with valuable global marketing, sales and general management experience, as well as operational and governance perspectives. His current role as CEO of a large publicly-held company provides the Board with additional top-level perspective in organizational management.

OTHER PUBLIC COMPANY BOARDS
	Current Ecolab Inc. U.S. Bancorp	Past 5 Years None

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Calvin Darden Age 64 Director since 2003 Independent Committees • Compensation • Corporate Responsibility • Nominating & Governance

BACKGROUND

Calvin Darden is Chairman of Darden Development Group, LLC, a real estate development company, a position he has held on a full-time basis since November 2009. From February 2006 to November 2009, he was Chairman of The Atlanta Beltline, Inc., an urban revitalization project for the City of Atlanta.

QUALIFICATIONS

Mr. Darden provides the Board with significant experience in supply chain networks, logistics, customer service and management of a large-scale workforce obtained over his 33-year career with United Parcel Service of America, Inc., and more recently has developed expertise in community relations and real estate development.

OTHER PUBLIC COMPANY BOARDS
	Current Coca-Cola Enterprises, Inc. Cardinal Health, Inc.	Past 5 Years None

Henrique De Castro Age 48 Director since 2013 Independent Committees • Corporate Responsibility • Finance

BACKGROUND

Henrique De Castro is the former Chief Operating Officer of Yahoo! Inc., a digital media company that delivers personalized digital content and experiences worldwide by offering online properties and services to users. He held that position from November 2012 to January 2014. He previously served Google Inc. as President, Partner Business Worldwide from March 2012 to November 2012, President, Global Media, Mobile & Platforms from June 2009 to March 2012, and as Managing Director, European Sales from July 2006 to May 2009.

QUALIFICATIONS

Mr. De Castro provides the Board with valuable insight into media, mobile and technology platforms. His experiences at Yahoo! and Google, as well as his prior experience at Dell Inc. provides him with global perspectives on leading operations, strategy, partner management and revenue generation in the technology and media industries.

OTHER PUBLIC COMPANY BOARDS
	Current None	Past 5 Years None

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James A. Johnson Age 70 Director since 1996 Lead Independent Director Committees • Compensation (Chair) • Corporate Responsibility

BACKGROUND

James A. Johnson founded Johnson Capital Partners, a private consulting company, in January 2000 and he continues to be actively engaged with that firm. Mr. Johnson was Vice Chairman of Perseus, LLC, a merchant banking private equity firm, from April 2001 to June 2012.

QUALIFICATIONS

Mr. Johnson has more than 40 years of experience in the business and public sectors. Mr. Johnson provides the Board with strong leadership and consensus-building capabilities as well as a solid understanding of public policy dynamics, corporate governance and reputation management issues.

OTHER PUBLIC COMPANY BOARDS
	Current The Goldman Sachs Group, Inc. Forestar Group Inc.	Past 5 Years None

Mary E. Minnick Age 54 Director since 2005 Independent Committees • Audit • Corporate Responsibility	BACKGROUND Mary E. Minnick is a Partner of Lion Capital, a consumer-focused private investment firm, a position she has held since May 2007.

QUALIFICATIONS

Ms. Minnick provides the Board with substantial expertise in building brand awareness, general management, product development, marketing, distribution and sales on a global scale obtained over her 23-year career with The Coca-Cola Company. Her current position with Lion Capital provides the Board with additional insights into the retail business and consumer marketing trends outside the United States.

OTHER PUBLIC COMPANY BOARDS
	Current The WhiteWave Foods Company Heineken NV	Past 5 Years None

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Anne M. Mulcahy Age 61 Director since 1997 Independent Committees • Nominating & Governance (Chair) • Audit

BACKGROUND

Anne M. Mulcahy is Chairman of the Board of Trustees of Save The Children Federation, Inc., a non-profit organization dedicated to creating lasting change in the lives of children throughout the world, a position she has held since March 2010. She previously served as Chairman of the Board of Xerox Corp., a document management company, from January 2002 to May 2010, and Chief Executive Officer of Xerox from August 2001 to July 2009.

QUALIFICATIONS

Ms. Mulcahy obtained extensive experience in all areas of business management as she led Xerox through a transformational turnaround. This experience, combined with her leadership roles in business trade associations and public policy activities, provides the Board with additional expertise in the areas of organizational effectiveness, financial management and corporate governance.

OTHER PUBLIC COMPANY BOARDS
	Current Graham Holdings Company Johnson & Johnson LPL Financial Holdings Inc.	Past 5 Years Citigroup Inc.

Derica W. Rice Age 49 Director since 2007 Independent Committees • Finance (Chair) • Audit

BACKGROUND

Derica W. Rice is Executive Vice President, Global Services and Chief Financial Officer of Eli Lilly and Company, a pharmaceutical company, positions he has held since January 2010 and May 2006, respectively. From May 2006 to December 2009, he served as Eli Lilly’s Senior Vice President and Chief Financial Officer.

QUALIFICATIONS

Mr. Rice’s career with Eli Lilly has provided him with substantial experience in managing worldwide financial operations. His expertise gives the Board additional skills in the areas of financial oversight, risk management and the alignment of financial and strategic initiatives.

OTHER PUBLIC COMPANY BOARDS
	Current None	Past 5 Years None

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Kenneth L. Salazar Age 59 Director since 2013 Independent Committees • Corporate Responsibility (Chair)

BACKGROUND

Kenneth L. Salazar is a Partner at WilmerHale, a full service business law firm, a position he has held since June 2013. Previously, Mr. Salazar served as the U.S. Secretary of the Interior from 2009 to 2013; U.S. Senator from Colorado from 2005 to 2009 and as Attorney General of Colorado from 1999 to 2005.

QUALIFICATIONS

Mr. Salazar has substantial public policy experience at both the state and federal levels. Mr. Salazar provides the Board with additional insights on public policy issues and leadership on matters involving multiple stakeholder stewardship.

OTHER PUBLIC COMPANY BOARDS
	Current None	Past 5 Years None

John G. Stumpf Age 60 Director since 2010 Independent Committees • Compensation • Finance

BACKGROUND

John G. Stumpf is Chairman of the Board, President and Chief Executive Officer of Wells Fargo & Company, a banking and financial services company. He has been President since August 2005, Chief Executive Officer since June 2007, and Chairman since January 2010. A 31-year veteran of Wells Fargo, he has held various operational and managerial positions throughout his career.

QUALIFICATIONS

Mr. Stumpf’s current role as Chairman, President and Chief Executive Officer of Wells Fargo, and long career in banking, provides the Board with expertise in brand management, financial oversight and stewardship of capital.

OTHER PUBLIC COMPANY BOARDS
	Current Chevron Corporation Wells Fargo & Company	Past 5 Years None

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DIRECTOR COMPENSATION

General Description of Director Compensation

Our non-employee director compensation program allows directors to choose one of two forms of annual compensation:

•	a combination of cash and restricted stock units (RSUs); or

•	RSUs only.

Effective January 8, 2014, to be consistent with our decision to eliminate stock options as part of executive officer compensation, we ceased granting stock options to our non-employee directors.

Each form under the compensation program is intended to provide $260,000 in value to non-employee directors as follows:

	CASH	RSUs
Combination (Cash and RSUs)	$90,000	$170,000
RSUs Only	$0	$260,000

The forms of annual compensation have the following terms:

•	The cash retainer is paid pro-rata in quarterly installments. Directors may defer receipt of all or a portion of any cash retainer into the Director Deferred Compensation Plan. Deferrals earn market returns based on the investment alternatives chosen by them from the funds offered by Target’s 401(k) Plan, including the Target Corporation Common Stock Fund.

•	RSUs are settled in shares of Target common stock immediately following a director’s departure from the Board. Dividend equivalents are paid on RSUs in the form of additional RSUs. RSUs are granted in January and vest quarterly over a one-year period.

The Lead Independent Director and Committee Chairpersons receive additional compensation for those roles, which is paid (a) in cash if the director elects a combination of cash and RSUs, or (b) in RSUs if the director elects all RSUs. Compensation for Lead Independent Director and Committee Chairpersons is as follows:

ROLE	AMOUNT
Lead Independent Director	$25,000
Audit Committee Chairperson	$30,000
Compensation Committee Chairperson	$20,000
Nominating & Governance Committee Chairperson	$15,000
Corporate Responsibility Committee Chairperson	$15,000
Finance Committee Chairperson	$15,000

New directors also receive a one-time grant of RSUs with a $50,000 grant date fair value upon joining the Board, as well as a pro-rated portion of the annual compensation based on the date they joined the Board using the combination of cash and RSUs and, for new directors who joined before January 8, 2014, options. The size of the option grants are based on the estimated fair value as determined under the Towers Watson Black-Scholes option pricing methodology. Stock options are immediately vested, but are not exercisable until one year after the grant date, and have a ten-year term.

Interim Chair of the Board

On May 5, 2014, Mr. Steinhafel stepped down as President & CEO, and resigned as a Director and Chairman. Roxanne S. Austin, one of our independent directors, was elected by the independent directors to serve as Interim Chair of the Board. In connection with Ms. Austin’s additional duties as Interim Chair, the Board determined to provide her an additional annual cash retainer of $190,000, pro-rated for the time Ms. Austin serves as Interim Chair.

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Director Compensation Table

				CHANGE IN
				PENSION VALUE
				AND NONQUALIFIED
				DEFERRED
	FEES EARNED OR	STOCK	OPTION	COMPENSATION
NAME	PAID IN CASH	AWARDS(1)(2)	AWARDS(1)(2)	EARNINGS(3)(4)	TOTAL(5)
Roxanne S. Austin(6)	$120,000	$170,013	$0	$0	$290,013
Douglas M. Baker, Jr.	$75,000	$295,058	$54,049	$0	$424,107
Calvin Darden	$90,000	$170,013	$0	$0	$260,013
Henrique De Castro	$75,000	$385,105	$54,049	$0	$514,154
Mary N. Dillon(7)	$0	$0	$0	$0	$0
James A. Johnson(6)	$135,000	$170,013	$0	$17,037	$322,050
Mary E. Minnick	$0	$260,061	$0	$0	$260,061
Anne M. Mulcahy(6)	$0	$170,013	$0	$0	$170,013
Derica W. Rice(6)	$12,500	$275,027	$0	$0	$287,527
Kenneth L. Salazar	$45,000	$265,096	$40,780	$0	$350,876
Stephen W. Sanger(6)(7)	$0	$0	$0	$1,831	$1,831
John G. Stumpf	$90,000	$170,013	$0	$0	$260,013
Solomon D. Trujillo(6)(7)	$105,000	$170,013	$0	$41,597	$316,610

(1)	Amounts represent the aggregate grant date fair value of RSUs and stock options that were granted in fiscal 2013, as computed in accordance with FASB ASC Topic 718, Stock Compensation, which uses assumptions that differ from the assumptions used in the Towers Watson Black-Scholes methodology referred to above. See Note 24, Share-Based Compensation, to our consolidated financial statements for fiscal 2013 for a description of our accounting and the assumptions used. Details on the stock awards granted during fiscal 2013 are as follows:

	STOCK AWARDS (RSUs)		OPTION AWARDS
		GRANT DATE		GRANT DATE
NAME	# OF UNITS	FAIR VALUE	# OF SHARES	FAIR VALUE
Ms. Austin	2,715	$170,013	0	$0
Mr. Baker	4,615	$295,058	5,570	$54,049
Mr. Darden	2,715	$170,013	0	$0
Mr. De Castro	6,053	$385,105	5,570	$54,049
Ms. Dillon	0	$0	0	$0
Mr. Johnson	2,715	$170,013	0	$0
Ms. Minnick	4,153	$260,061	0	$0
Ms. Mulcahy	2,715	$170,013	0	$0
Mr. Rice	4,392	$275,027	0	$0
Mr. Salazar	4,098	$265,096	3,601	$40,780
Mr. Sanger	0	$0	0	$0
Mr. Stumpf	2,715	$170,013	0	$0
Mr. Trujillo	2,715	$170,013	0	$0

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(2)	The aggregate number of unexercised stock options (which were granted in years prior to fiscal 2013) and unvested RSUs outstanding at fiscal year-end held by directors was as follows:

	STOCK	RESTRICTED
NAME	OPTIONS	STOCK UNITS
Ms. Austin	42,513	2,715
Mr. Baker	5,570	2,715
Mr. Darden	48,904	2,715
Mr. De Castro	5,570	4,153
Ms. Dillon	0	0
Mr. Johnson	86,222	2,715
Ms. Minnick	0	4,153
Ms. Mulcahy	35,124	2,715
Mr. Rice	0	4,392
Mr. Salazar	3,601	2,715
Mr. Sanger	112,485	0
Mr. Stumpf	17,889	2,715
Mr. Trujillo	65,689	2,715

(3)	Amount reported represents above-market earnings on nonqualified deferred compensation, consisting of an additional 8.18% annual return on a frozen deferred compensation plan. Prior to December 31, 1996, deferrals were allowed under our Deferred Compensation Plan Directors (DCP-Director). No new deferrals or participants were allowed after that year. Participants’ DCP-Director accounts are credited each month with earnings based on the average Moody’s Bond Indices Corporate AA rate for June of the preceding calendar year, plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%.

(4)	In addition to amounts reported, non-employee directors who were elected prior to 1997 are eligible to receive a lump-sum payment in the February following the date they leave their directorship. The payment is equal to the present value of an annual payment stream of $25,000 (i.e., the director’s fee in effect as of December 31, 1996) for a period equal to the number of years of service of the individual as a director before December 31, 1996. The present value is based on a discount rate of 4.67% based on the Moody’s Bond Indices Corporate AA rate on December 31, 2013. During fiscal 2013, there were three directors eligible to receive a benefit under this program, one of whom retired before the end of the year and one of whom retired subsequent to the end of the year. Those directors, and their benefit values are:

RETIREMENT
NAME	BENEFIT
Mr. Johnson	$ 18,780
Mr. Sanger	$ 17,181
Mr. Trujillo	$ 53,094

(5)	In addition to the amounts reported, all directors also receive a 10% discount on merchandise purchased at Target stores and Target.com, both during active service and following retirement. Non-employee directors are also provided with $100,000 of accidental death life insurance.

(6)	The following directors received additional compensation in fiscal 2013 for their roles as Committee Chairpersons and, in the case of Mr. Johnson, as Lead Independent Director. The additional compensation is reflected in “Fees Earned or Paid in Cash” and/or “Stock Awards” based on the form of annual compensation selected by the director as described above under the heading “General Description of Director Compensation.” Amounts paid as Stock Awards were granted in January of fiscal 2012.

NAME	ROLE(S) DURING FISCAL 2013
Ms. Austin	Audit Chairperson
Mr. Johnson	Lead Independent Director
Compensation Chairperson
Ms. Mulcahy	Finance Chairperson (until March 2013)
Nominating & Governance Chairperson (from March 2013)
Mr. Rice	Finance Chairperson (from March 2013)
Mr. Sanger	Nominating & Governance Chairperson (until March 2013)
Mr. Trujillo	Corporate Responsibility Chairperson

(7)	Mr. Sanger retired from the Board on March 13, 2013 as a result of five years elapsing since retiring from active employment. Ms. Dillon resigned from the Board on June 24, 2013 as a result of her appointment as Chief Executive Officer of Ulta Salon, Cosmetics & Fragrance, Inc. Mr. Trujillo retired from the Board on March 31, 2014 as a result of five years elapsing since retiring from active employment and reaching the 20 year term limit. Mr. Sanger, Ms. Dillon and Mr. Trujillo served as independent directors until their respective retirements and resignation.

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STOCK OWNERSHIP INFORMATION

STOCK OWNERSHIP GUIDELINES

Stock ownership that must be disclosed in this proxy statement includes shares directly or indirectly owned, and shares issuable or options exercisable that the person has the right to acquire within 60  days. Our stock ownership guidelines vary from the required ownership disclosure in that they do not include any options, but do include share equivalents held under deferred compensation arrangements, as well as unvested RSUs and performance-based RSUs (PBRSUs) at the minimum share payout. We believe our stock ownership guidelines for our directors and executive officers are aligned with shareholders’ interests because the guidelines reflect equity that has economic exposure to both upside and downside risk.

All directors and executive officers are expected to achieve the required levels of ownership under our stock ownership guidelines within five years of their election or appointment. If a director or executive officer has not satisfied the ownership guideline amounts by the compliance deadline, he or she must retain all shares acquired on the vesting of equity awards or the exercise of stock options (in all cases net of exercise costs and taxes) until compliance is achieved. All directors and named executive officers (NEOs) currently comply with our guidelines.

OWNERSHIP GUIDELINES BY POSITION
DIRECTORS	CEO	OTHER NEOS
Fixed Value of $270,000	5X base salary	3X base salary

EQUITY USED TO MEET STOCK OWNERSHIP GUIDELINES
YES	NO
Outstanding shares that the person beneficially owns or is deemed to beneficially own, directly or indirectly, under the federal securities laws	Options, regardless of when they are exercisable
RSUs and PBRSUs (at their minimum share payout, which is 75% of the target payout level), whether vested or unvested	Performance Share Units (PSUs) because their minimum share payout is 0% of the target payout level
Deferred compensation amounts that are indexed to Target common stock, but ultimately paid in cash

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The following table shows the holdings of our directors and NEOs recognized for purposes of our stock ownership guidelines as of April 14, 2014, and the respective ownership guidelines calculations.

	SHARES			TOTAL STOCK	STOCK
	DIRECTLY OR			OWNERSHIP FOR	OWNERSHIP
	INDIRECTLY	RSUs &	SHARE	GUIDELINES	GUIDELINES
	OWNED	PBRSUs	EQUIVALENTS	(# OF SHARES)(1)	CALCULATION
DIRECTORS					TOTAL VALUE(2)
Roxanne S. Austin	0	16,375	0	16,375	$973,003
Douglas M. Baker, Jr.(3)	0	4,650	0	4,650	$276,303
Calvin Darden	4,042	16,375	735	21,152	$1,256,873
Henrique De Castro(3)	0	6,098	0	6,098	$362,343
James A. Johnson	0	16,562	905	17,467	$1,037,906
Mary E. Minnick	886	47,468	421	48,775	$2,898,185
Anne M. Mulcahy	7,114	23,517	0	30,631	$1,820,094
Derica W. Rice	0	39,149	0	39,149	$2,326,234
Kenneth L. Salazar(3)	0	4,129	0	4,129	$245,345
John G. Stumpf	0	8,726	0	8,726	$518,499
NAMED EXECUTIVE					MULTIPLE OF
OFFICERS					BASE SALARY(2)
Gregg W. Steinhafel(4)	537,628	128,133	548,890	1,214,651	48.1
John J. Mulligan(4)	12,322	42,278	10,223	64,822	5.5
Kathryn A. Tesija	202,689	60,661	9,164	272,513	17.0
Tina M. Schiel	18,876	40,008	11,400	70,284	5.8
Jeffrey J. Jones II	192	61,905	0	62,097	5.3

(1)	The “Total Stock Ownership” calculation, like the required disclosure of “Total Shares Beneficially Owned” on page 27, starts with “Shares Directly or Indirectly Owned” but differs by (a) excluding all options, regardless of whether they can be converted into common stock on or before June 13, 2014, and (b) including (i) share equivalents that are held under deferred compensation arrangements and (ii) RSUs and PBRSUs (at their minimum share payout, which is 75% of the target payout level), whether vested or unvested, even if they will be converted into common stock more than 60 days from April 14, 2014.

(2)	Based on closing stock price of $59.42 as of April 14, 2014.

(3)	Mr. Baker and Mr. De Castro joined the Board on March 13, 2013, and Mr. Salazar joined the Board on July 2, 2013. They currently comply with our stock ownership guidelines because they have five years from those respective dates to meet the required $270,000 stock ownership level.

(4)	On May 5, 2014, Mr. Steinhafel stepped down as President & CEO and Mr. Mulligan was appointed to serve in the additional capacities of Interim President & CEO.

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BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

Included below is information regarding the shares of Target common stock (our only outstanding class of equity securities) which are beneficially owned on April 14, 2014 or which the person has the right to acquire within 60 days of April 14, 2014 for each director, executive officer named in the Summary Compensation Table on page 47, and all current Target directors and executive officers as a group.

	SHARES
	DIRECTLY OR	SHARES	STOCK OPTIONS	TOTAL SHARES
	INDIRECTLY	ISSUABLE	EXERCISABLE	BENEFICIALLY
	OWNED	WITHIN 60 DAYS(1)	WITHIN 60 DAYS	OWNED(2)
DIRECTORS
Roxanne S. Austin	0	14,323	42,513	56,836
Douglas M. Baker, Jr.(3)	0	2,598	5,570	8,168
Calvin Darden	4,042	14,323	48,904	67,269
Henrique De Castro(3)	0	2,961	5,570	8,531
James A. Johnson	0	14,510	86,222	100,732
Mary E. Minnick	886	44,331	0	45,217
Anne M. Mulcahy	7,114	21,465	35,124	63,703
Derica W. Rice	0	35,832	0	35,832
Kenneth L. Salazar(3)	0	2,077	3,601	5,678
John G. Stumpf	0	6,674	17,889	24,563
NAMED EXECUTIVE OFFICERS
Gregg W. Steinhafel(4)	537,628	0	1,410,825	1,948,453
John J. Mulligan(4)	12,322	0	151,563	163,885
Kathryn A. Tesija	202,689	0	293,860	496,549
Tina M. Schiel	18,876	171	158,023	177,070
Jeffrey J. Jones II	192	0	68,154	68,346
ALL CURRENT DIRECTORS AND EXECUTIVE OFFICERS
As a group (19 persons)	327,838 (5)	162,011	2,258,675	2,748,524

(1)	Includes shares of common stock that the named individuals may acquire on or before June 13, 2014 pursuant to the conversion of vested RSUs into common stock.

(2)	All directors and executive officers as a group own less than 1% of Target’s outstanding common stock. The persons listed have sole voting and investment power with respect to the shares listed except that Mr. Steinhafel has shared voting and investment power over 361,101 shares.

(3)	Mr. Baker and Mr. De Castro joined the Board on March 13, 2013, and Mr. Salazar joined the Board on July 2, 2013.

(4)	On May 5, 2014, Mr. Steinhafel stepped down as President & CEO and Mr. Mulligan was appointed to serve in the additional capacities of Interim President & CEO.

(5)	Includes shares of common stock owned by executive officers in the Target 401(k) Plan as of April 14, 2014.

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BENEFICIAL OWNERSHIP OF TARGET’S LARGEST SHAREHOLDERS

The table below sets forth certain information as to each person or entity known to us to be the beneficial owner of more than five percent of our common stock:

	NUMBER OF
	COMMON SHARES	PERCENT OF CLASS(1)
NAME AND ADDRESS OF >5% BENEFICIAL OWNER	BENEFICIALLY OWNED
State Street Corporation	61,211,911 (2)	9.7%
One Lincoln Street
Boston, Massachusetts 02111
The Vanguard Group	34,467,771 (3)	5.4%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

(1)	Based on shares outstanding on April 14, 2014.

(2)	State Street Corporation (State Street) reported its direct and indirect beneficial ownership in various fiduciary capacities (including as trustee under Target’s 401(k) Plan) on a Schedule 13G filed with the SEC on February 4, 2014. The filing indicates that as of December 31, 2013, State Street had sole voting power for 0 shares, shared voting power for 61,211,911 shares, sole dispositive power for 0 shares and shared dispositive power for 61,211,911 shares.

(3)	The Vanguard Group (Vanguard) reported its direct and indirect beneficial ownership on a Schedule 13G/A filed with the SEC on February 12, 2014. The filing indicates that as of December 31, 2013, Vanguard had sole voting power for 1,024,898 shares, shared voting power for 0 shares, sole dispositive power for 33,507,165 shares and shared dispositive power for 960,606 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of our common stock who fail to timely file reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based solely on review of reports furnished to us and written representations that no other reports were required during the fiscal year ended February 1, 2014, all Section 16(a) filing requirements were met.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and this proxy statement.

COMPENSATION COMMITTEE

James A. Johnson, Chair

Douglas M. Baker, Jr.

Calvin Darden

John G. Stumpf

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (CD&A) focuses on how hour Named Executive Officers (NEOs) where compensated for fiscal 2013 (February 3, 2013 through February 1, 2014) and how their fiscal 2013 compensation aligns with our pay for performance philosophy.

On May 5, 2014, Mr. Steinhafel stepped down as President & Chief Executive Officer and resigned as a Director. Mr. Mulligan assumed the additional responsibilities of Interim President & Chief Executive Officer. For fiscal 2013, our NEOs were:

NAME	PRINCIPAL POSITION
Gregg W. Steinhafel	Former Chairman, President & Chief Executive Officer
John J. Mulligan	Interim President & Chief Executive Officer, Chief Financial Officer
Kathryn A. Tesija	Executive Vice President, Merchandising & Supply Chain
Tina M. Schiel	Executive Vice President, Stores
Jeffrey J. Jones II	Executive Vice President & Chief Marketing Officer

Our CD&A is divided into the following sections:

•	Executive Summary

•	Our Performance Framework for Executive Compensation

•	Other Benefit Elements

•	Compensation Governance

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EXECUTIVE SUMMARY

We have undertaken a significant overhaul of our compensation programs since our June 2013 shareholder meeting. Each program change was grounded in direct feedback from our shareholders, and every compensation decision for 2013 was made against a backdrop of 2013 actual results which fell short of our expectations. We are confident these changes and 2013 compensation decisions demonstrate Target’s strong commitment to our pay for performance philosophy and high standards of corporate governance. Fiscal year 2013 pay decisions are described throughout this CD&A.

Our Leadership Transition

As announced on May 5, 2014, after extensive discussions with the Board, Gregg Steinhafel stepped down as President & Chief Executive Officer and resigned as a Director. The Board appointed John Mulligan, our Chief Financial Officer, to serve in the additional capacities of Interim President & CEO.

In connection with Mr. Steinhafel’s departure from Target, he is eligible to receive severance benefits under our existing Income Continuance Policy (ICP) when his employment terminates. The severance benefits and the other consequences of Mr. Steinhafel’s departure, including repayment of certain enhanced early retirement benefits and forfeiture of certain equity awards, all of which are consistent with our pre-existing compensation plans, are described in more detail in “CEO Departure” on page 57.

In addition to the 2013 pay decisions described throughout this CD&A, the following compensation decisions were approved in May 2014:

•	The Board and Mr. Steinhafel have agreed that he will remain employed by Target in an advisory capacity to assist with the leadership transition through no later than August 23, 2014. During this advisory period, he will continue to receive the same base salary and benefits that were in effect on the date he stepped down as President & CEO. In addition, due to Mr. Steinhafel’s age and years of service with Target, under the pre-existing program he will remain eligible for a fiscal 2014 short-term incentive opportunity under Target’s Short-Term Incentive Plan based on Target’s actual financial performance, with the cash payout, if any, pro-rated based on his length of employment during the year. The Board determined that the amount of the short-term incentive payout opportunity for the portion of the payout, if any, attributable to the advisory period will be based on the same terms as in effect on the date he stepped down as President and CEO.

•	The Board increased Mr. Mulligan’s base salary from $700,000 to $1 million, and approved a one-time grant, effective May 22, 2014, of restricted stock units (RSUs) outside of our annual grant. The RSUs have a market value on the grant date of $1 million and will vest in one-third increments on each anniversary of the grant date. In addition, in connection with the appointment of Mr. Mulligan to the additional capacities of Interim President and Chief Executive Officer, the Board increased his fiscal 2014 short-term incentive opportunity from 80% to 90% of his base salary. The increase in the short-term incentive opportunity will be pro-rated for the time period during which Mr. Mulligan serves in the additional capacities.

The Board remains committed to attracting and retaining premier talent, and has commenced a comprehensive search to select our next CEO.

Results of 2013 Advisory Vote to Approve Executive Compensation

We have always believed that open dialogue with our shareholders is critical to our success, and we take their feedback seriously. At our June 2013 annual meeting of shareholders, shareholders approved our Say on Pay proposal in support of our executive compensation program. However, the support level was well below what we deem to be acceptable. As a result, we embarked on a significant shareholder outreach effort to listen to concerns about our executive compensation plans and governance, and we have taken specific actions in response to this feedback.

Shareholder Outreach and Compensation Program Changes

Since our June 2013 Say on Pay vote, we have held meetings or hosted calls with shareholders representing approximately 40% of shares voted and two proxy advisory firms. The majority of the conversations were led by either Jim Johnson, Lead Independent Director and Chair of our Board’s Compensation Committee, or Anne Mulcahy, the Chair of our Board’s Nominating & Governance Committee. We value the feedback provided by our shareholders and look forward to continued, open dialogue on compensation matters and other issues relevant to our business.

The Board’s overarching goal is to deliver on our pay for performance philosophy by offering compensation strategies that incent strong results, attract and retain a premier management team, and are supported by shareholders.

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The summary below highlights the key themes we heard from our shareholders, the actions the Compensation Committee has taken, and the results of those actions.

SHAREHOLDER FEEDBACK	COMPENSATION COMMITTEE ACTIONS	RESULT
CEO pay: Overall pay for our former CEO was too high given Target’s performance relative to peers, most clearly in our trailing 3-year Total Shareholder Return (TSR).

Recalibrated our former CEO’s total at-goal compensation package, resulting in a target level that was below the median compensation level of our combined retail and general industry peer groups for 2013.

Reduced the annual long-term incentive (LTI) grant for our former CEO to $8 million(1), representing a reduction of $3.75 million from prior year.

Approved fiscal 2013 short-term incentive plan (STIP) payout of $0 given below threshold financial performance.

Eliminated the age-acceleration feature from our former CEO’s pension plan with no replacement value.

Results in 2013 actual total direct compensation (TDC) of $9.5 million(1), which is a decrease of $6.6 million (41%) from the prior year and well below the median actual compensation of our combined retail and general industry peer groups.

Removing the age-acceleration feature of our former CEO’s legacy pension plan increases the performance-focus of our pay program. No replacement value will be provided in lieu of this removed benefit, which lowered 2013 reported pay by $1.52 million.

Pay for performance link: Linking pay to relative performance is paramount – while most of executive pay is at-risk and requires future share-price performance, more should be explicitly tied to relative performance versus peers.

Increased use of performance share units (PSUs) by removing stock options and increasing PSUs from 25% to 75% of annual LTI mix.

Added performance-based restricted stock units (PBRSUs) tied to relative TSR as 25% of annual LTI mix.

100% of annual LTI mix is performance-based and tied to relative performance vs. our retail peers.

Increased use of PSUs and the introduction of PBRSUs, which will be adjusted based on relative TSR, strengthens the link between pay and relative performance.

PSU plan: Our PSU plan – which demands 60th percentile performance vs. peers to achieve goal payout – is good, but expanding its weight within the LTI mix and adding a returns-based metric to the plan would make it better.	Along with increasing PSUs from 25% to 75% of annual LTI mix, we also added a third relative metric, return on invested capital (ROIC), to our PSU plan.

This creates a balanced PSU portfolio focused on the key metrics we use to manage our business and drive shareholder returns over time:

• Top line growth (change in market share)

• Earnings per share (EPS) growth

• ROIC

(1)	For more details on the components and amounts for TDC, please see the table on page 35.

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Target’s Executive Compensation Practices

The following practices and policies ensure alignment of interests between shareholders and executives and sound corporate governance practices.

COMPENSATION			MORE
PRACTICE	TARGET POLICY		INFORMATION
Pay for Performance	YES |	A significant percentage of the total direct compensation package is performance-based. 100% of our annual LTI is performance-based.

Robust stock ownership guidelines	YES |	We have stock ownership guidelines for executive officers of 5x base salary for CEO, 3x base salary for non-CEO executive officers and $270,000 for directors.

Annual Shareholder “Say on Pay”	YES |	We value our shareholders’ input on our executive compensation programs. Our Board of Directors seeks an annual non-binding advisory vote from shareholders to approve the executive compensation disclosed in our CD&A, tabular disclosures and related narrative of this proxy statement.

Annual compensation risk assessment	YES |	A risk assessment of our compensation programs is performed on an annual basis.

Clawback policy	YES |	Our policy allows recovery of incentive cash and equity compensation if it is earned based on inaccurate financial statements.

Independent compensation consultant	YES |	The Compensation Committee retains an independent compensation consultant to advise on the executive compensation program and practices.

Hedging of company stock	NO |	Executive officers and members of the Board of Directors may not directly or indirectly engage in transactions intended to hedge or offset the market value of Target common stock owned by them.

Pledging of company stock	NO |	Executive officers and members of the Board of Directors may not directly or indirectly pledge Target common stock as collateral for any obligation.

Tax gross-ups	NO |	We do not provide tax gross-ups to our executive officers.

Dividends on unearned performance awards	NO |	We do not pay dividends on unearned performance awards.

Repricing or exchange of underwater stock options	NO |	Our equity incentive plan does not permit repricing or exchange of underwater stock options without shareholder approval.

Employment contracts	NO |	None of our current named executive officers has an employment contract.

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Performance Highlights

Target’s Total Sales, Reported EPS, U.S. Segment ROIC, and TSR performance over the past five fiscal years are shown below:

Total Sales (in millions)	Reported EPS

U.S. Segment ROIC	Total Shareholder Return

(1)	2012 reflects 53 weeks of sales.

The Board and management team have demonstrated a strong commitment to returning capital to shareholders over the past five fiscal years.

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Target’s senior management team is responsible for and committed to driving the following key strategies that position Target for future growth:

Canadian Retail Market Entry	A real estate acquisition representing a significant opportunity for Target to extend our brand and stores beyond the U.S. for the first time. Target opened 124 Canadian stores in 2013, which is the largest one year set of store openings in company history.

Omnichannel Investments	A seamless and integrated guest experience across all of Target’s stores and digital platforms including mobile, social and Target.com. We are committed to an omnichannel strategy that enables our guests to engage with Target anywhere, anytime.

REDcard Rewards Program	A compelling loyalty program in which REDcard guests receive an additional 5% off our already low prices every day on nearly all purchases in our stores and at Target.com. This game changing program drives guest engagement and loyalty which significantly increases trip frequency and spending.

CityTarget	A new, smaller urban market format. This flexible format allows us to operate stores in densely populated urban areas, reaching guests who find it difficult to visit our suburban stores.

Credit Card Receivables Transaction	The sale in March 2013 of our entire consumer credit card portfolio, which freed up approximately $6 billion of company capital.

Store Remodel Program	An innovative layout in more than 1,200 of our general merchandise stores that features perishable food and an expanded assortment of dry, dairy and frozen food, as well as category enhancements throughout the store, which is leading our guests to choose to shop more often.

2013 Performance Review

While Target has a strong record of performance over time, our financial results in 2013 fell well short of our expectations. We experienced softer-than-expected sales in our U.S. segment, reflecting a challenging consumer environment, including the impact of the payroll tax increase and the fourth quarter impact of the data breach. At the same time, 2013 sales and profits from 124 new store openings in Canada, our first international expansion, were well below our initial expectations, resulting in significant earnings dilution.

Even with these pressures, our strong financial position provided the capacity to return approximately $2.5 billion to our shareholders in the form of dividends and share repurchase. While 2013 performance was clearly disappointing, the Board remains confident in Target’s strategy, its commitment to operational excellence and its ability to deliver meaningful shareholder value over time.

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2013 Compensation Decisions

In response to shareholder feedback, we embarked on a comprehensive overhaul of our executive compensation program to even better align compensation with company performance. As a result, the Compensation Committee approved the following compensation decisions in fiscal 2013:

•	Recalibrated our former CEO’s total at-goal compensation package resulting in a target level that was below the median compensation level of our combined retail and general industry peer groups for 2013.

•	Our former CEO did not receive a fiscal 2013 STIP payout due to below-threshold financial performance.

•	Our former CEO’s $8 million annual LTI grant made in connection with fiscal 2013 performance was significantly lower than prior year’s grant.

•	Eliminated the age acceleration feature of our former CEO’s supplemental pension plan which created a reduction in benefit of $1.52 million in 2013 with no replacement value.

•	Our former CEO did not receive a base salary increase for 2014.

•	Except for Mr. Mulligan, the other NEOs also received no base salary increases for 2014.

•	The Compensation Committee exercised its negative discretion to provide no fiscal 2013 STIP payouts in connection with personal performance for our other NEOs.

•	Annual LTI is 100% tied to our performance relative to our retail peers.

Increased use of PSUs by removing stock options and increasing PSUs from 25% to 75% of annual LTI mix. Also added a third metric, ROIC, to the PSU plan.

Added performance-based RSUs tied to relative TSR as 25% of annual LTI mix.

The TDC package determined by the Compensation Committee for 2013 for each NEO is provided below. This table is not a substitute for the information disclosed in the Summary Compensation Table on page 47. Differences are explained in the footnotes below.

FISCAL 2013 COMPENSATION COMPONENT	MR. STEINHAFEL	MR. MULLIGAN	MS. TESIJA	MS. SCHIEL	MR. JONES
Base Salary	$1,500,000	$700,000	$950,000	$725,000	$700,000
STIP Payout	$0	$0	$0	$0	$0
Annual LTI Award	$8,000,000	$3,000,000	$5,000,000	$3,250,000	$3,000,000
Total 2013 TDC(1)	$9,500,000	$3,700,000	$5,950,000	$3,975,000	$3,700,000
Total 2012 TDC(1)	$16,130,000	$4,239,571	$6,919,700	$4,724,900	$4,129,542
% change year-over-year	-41%	-13%	-14%	-16%	-10%

(1)	TDC excludes items shown under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” in the Summary Compensation Table. TDC for a fiscal year includes (i) base salary levels approved for that year, (ii) STIP payouts related to performance for that year, and (iii) annual LTI awards representing the intended grant date present value approved in connection with performance for that year. Annual LTI Award for 2013 TDC reflects LTI awards approved in January 2014 for fiscal 2013 performance, and for 2012 TDC reflects LTI awards approved in January 2013 and March 2013 for fiscal 2012 performance. The aggregate grant date fair value of awards made each fiscal year as reported in the Summary Compensation Table is computed in accordance with FASB ASC Topic 718, and differs from the Compensation Committee’s intended grant date present value. The number of shares granted for annual LTI awards is determined by dividing the intended grant date present value by the grant date price. The grant date price for PSUs, PBRSUs and RSUs is based on the volume-weighted average price and for options is based on the Towers Watson Black-Scholes option pricing methodology.

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OUR PERFORMANCE FRAMEWORK FOR EXECUTIVE COMPENSATION

Our compensation programs are structured to align the interests of our executive officers with the interests of our shareholders. They are designed to attract, retain, and motivate a premier management team to sustain our distinctive brand and its competitive advantage in the marketplace, and to provide a framework that encourages outstanding financial results and shareholder returns over the long term.

Performance-Based	87%	Performance-Based	84%

How CEO Pay is Tied to Performance

The following pay elements are performance-based and represent a significant percentage of the total direct compensation package.

•	STI – The financial STIP payout was 0% for fiscal 2013. Payouts range from 75% to 300% when performance levels are 5% below and 5% above goal, respectively.

•	PSUs – Payouts range from 0% to 175% of goal depending on our performance relative to our retail peer group.

•	PBRSUs – Payouts range from 75% to 125% of goal depending on TSR performance relative to our retail peer group.

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Elements of Fiscal 2013 Executive Total Direct Compensation

ELEMENT	KEY CHARACTERISTICS	LINK TO SHAREHOLDER VALUE	HOW WE DETERMINE AMOUNT	KEY DECISIONS
FIXED	Base Salary	Fixed compensation component payable in cash, representing the smallest portion of TDC for our NEOs. Reviewed annually and adjusted when appropriate.	A means to attract and retain talented executives capable of driving superior performance.	Scope and complexity of each executive officer’s roles, individual skills, contributions, market data and prior experience.	Approved in January of 2013, our NEOs, other than our former CEO, received a salary increase.

Approved in January of 2014, our former CEO and NEOs received no base salary increases. Mr. Mulligan received a base salary increase in May 2014.

PERFORMANCE BASED	Short Term Incentives	Variable compensation component payable in cash based on performance against annually established financial goals and assessment of individual performance (excluding former CEO).	Incentive targets are tied to achievement of key annual strategic, operational, and financial measures. Our former CEO’s STIP is exclusively tied to financial measures.	Financial portion of award based on:

- Earnings Before Interest and Taxes (Incentive EBIT)

- Economic Value Added (Incentive EVA)

Personal scores are based on critical factors upon which we believe leadership and performance should be assessed, but which are not quantifiable. We do not use a personal score in our former CEO’s STIP.

Weak performance against goals resulted in no financial payout for the former CEO and other NEOs for fiscal 2013.

In addition, the Compensation Committee exercised its negative discretion to provide no fiscal 2013 STIP payouts to the other NEOs in connection with personal performance. See page 39.

Performance Share Unit Awards	PSUs cliff vest three years from the date of grant and payouts are based on relative three-year performance versus our retail peer group.	PSUs recognize our executive officers for achieving superior long-term relative performance in: -Market share change -EPS growth -ROIC	Grant award levels based on individual performance, potential future contributions, historical grant amounts, retention considerations and market data.

Actual award payout based on change in market share and EPS compound annual growth rate versus retail peer group (added relative ROIC with the award granted in January 2014).

Payout: PSU award granted in March 2011 and paid out in March 2014 at 77% of the goal number of shares.

Annual LTI Mix: Beginning with the award granted in January 2014, increased PSUs to 75% of total annual LTI award. See page 39.

Performance Based Restricted Stock Unit Awards	PBRSUs cliff vest three years from the date of grant with the number of shares based on relative three-year TSR performance versus our retail peer group.	Fosters a culture of ownership, aligns the long-term interests of Target’s executive officers with our shareholders and rewards or penalizes based on relative TSR performance.	Grant awards based on individual performance, historical grant amounts, retention considerations and market data. Actual award payout based on TSR versus retail peer group.	PBRSUs comprise 25% of total annual LTI granted. See page 39.

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Base Salary

We provide base salary as a means to provide a stable amount of cash compensation to our executive officers. In alignment with our pay-for-performance philosophy, it represents the smallest portion of TDC.

In January 2013, Ms. Tesija received a fiscal 2013 base salary increase due to her expanded role, including responsibility for our supply chain. Upon completion of the first year in their new respective roles on the Executive Committee, Mr. Mulligan and Mr. Jones received base salary increases for 2012 performance and market considerations. Ms. Schiel also received a base salary increase to reflect her performance in 2012.

In January 2014, the Compensation Committee held our former CEO’s fiscal 2014 base salary flat. Additionally, the Compensation Committee approved no base salary increases for the rest of our NEOs at that time. Mr. Mulligan received an increase in May 2014 at the time he was appointed to his additional capacities as Interim President & CEO.

Short-Term Incentives

All NEOs are eligible to earn cash awards under our STIP program, which is designed to motivate and reward executives for performance on key annual measures. STIP metrics are thoughtfully balanced to incent both profitability (Incentive EBIT) and investment discipline (Incentive EVA).

Performance Metrics

Our STIP program is based on critical metrics and appropriately challenging goals set at the beginning of the performance period:

•	Incentive EBIT. Incentive EBIT represents 50% of the financial component of the STIP payout. For fiscal 2013, Incentive EBIT included U.S. Segment EBIT and Canadian Segment EBIT.

•	Incentive EVA. Incentive EVA accounts for the other 50% of the financial component of the STIP payout. Incentive EVA is a measure of earnings after an estimated after-tax cost of capital charge. A positive Incentive EVA performance indicates we are generating returns on invested capital at rates higher than the cost of capital. For fiscal 2013, Incentive EVA included U.S. Segment and Canadian Segment.

•	Personal Performance (excludes Former CEO). Personal performance payments correspond to a predetermined percentage of base salary tied to a payout matrix for each personal performance review score. The maximum personal performance payout is equal to 46.7% of base salary. Review scores are a subjective element within our mix of variable compensation elements to recognize the critical factors upon which we believe leadership and performance should be assessed, but which are not quantifiable, including: enterprise leadership, the development of a high performing and diverse team, a strong commitment to high ethical standards, and the achievement of strategic goals and objectives for the year.

The following tables summarize the total short-term incentive opportunity for financial performance measures at 5% below goal, goal, and 5% above goal, and a representative incentive opportunity for the personal performance aspect of the short-term incentive program under various performance levels as a percentage of base pay. 2013 actual payouts, included in the table below, are further discussed in the next section. The table is not a substitute for the information disclosed in the Grants of Plan-Based Awards in Fiscal 2013 table located on page 50.

Illustrative Payouts for Former CEO (as a % of base salary)
	PERFORMANCE LEVEL
	5% BELOW GOAL	GOAL	5% ABOVE GOAL	2013 ACTUAL PAYOUT
Financial Component (50% Incentive EBIT, 50% Incentive EVA)	75%	150%	300%	$ 0

Illustrative Payouts for Other NEOs (as a % of base salary)
	PERFORMANCE LEVEL
	BELOW GOAL(1)	GOAL(2)	ABOVE GOAL(3)	2013 ACTUAL PAYOUT
Financial Component	20%	53%	120%	$ 0
(50% Incentive EBIT, 50% Incentive EVA)
Personal Performance Component	20%	27%	40%	$ 0
Total(4)	40%	80%	160%	$ 0

(1)	Reflects financial performance at 5% below goal and “effective” personal performance.
(2)	Reflects financial performance at-goal and “excellent” personal performance.

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(3)	Reflects financial performance at 5% above goal and “outstanding” personal performance.
(4)	In May 2014, the Board increased Mr. Mulligan’s fiscal 2014 short-term incentive opportunity amounts, pro-rated for the time period during which he serves in the additional capacities of Interim President & CEO. Using this table for illustrative payouts for that opportunity, the below goal payout would be 45%, goal payout would be 90% and above goal payout would be 180%.

Fiscal 2013 Performance Goals and How We Performed in Comparison to These Goals

The final STIP goals were based on our overall 2013 performance goals, which were reviewed, discussed and approved by the Board at the beginning of the year. When approving these goals the Board takes into account our business strategies, the economic environment and how the annual goal aligns with our long range plan.

Historically, STIP goals have proven appropriately challenging, including 0% payout in 2013. For fiscal 2013, our Incentive EBIT and Incentive EVA goal amounts were $5,459 million and $712 million, respectively. The threshold amounts to receive a payout were $5,186 million for Incentive EBIT and $536 million for Incentive EVA. Our actual results were below threshold for both metrics resulting in a $0 financial payout, as further detailed in our Reconciliation of Incentive EBIT to Consolidated GAAP EBIT in Appendix A.

Based on below threshold financial performance, our former CEO did not receive a payout for fiscal 2013. Our other NEOs also received no payout for financial performance. In addition, the Compensation Committee exercised its negative discretion to provide no fiscal 2013 STIP payouts to the other NEOs in connection with personal performance.

Long-Term Incentives

To align our executive officers’ pay outcomes with long-term performance, annual LTI grants are 100% performance-based and comprise the majority of each NEO’s total compensation.

Value of LTI Awarded

In determining the amount of individual long-term incentive awards, the Compensation Committee considered each NEO’s performance during the fiscal year, shareholder feedback garnered from the outreach conducted, potential future contributions, historical annual grant amounts, retention considerations, as well as market data for comparable executives from our retail and general industry peer groups.

The Board of Directors targeted our former CEO’s total at-goal compensation package below the median compensation level of our combined retail and general industry peer groups for 2013. As a result, our former CEO’s annual grant for 2013 performance represented a significant reduction from the prior year. The Compensation Committee also left the rest of the NEOs’ LTI grants for 2013 performance unchanged from the prior year’s annual grant amounts.

Mix of LTI

Once the total annual grant amount is determined, the Compensation Committee grants 75% of this value in PSUs and 25% in PBRSUs. As noted previously, the annual grant made in January 2014 in connection with fiscal 2013 performance is the first to reflect this change. In prior years, the annual grant was comprised of 50% stock options, 25% PSUs, and 25% RSUs. Under the new LTI approach, strong long-term performance relative to peers on critical metrics becomes the key driver of compensation realized by executive officers.

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PSUs

In January 2014, the Committee granted the 2014 PSU awards in connection with fiscal 2013 performance. Our PSUs have a three-year performance period and are settled in stock. As described previously, we added ROIC as a third metric of our PSU plan beginning in 2014 to ensure that the plan payout reflects the same key metrics we use to manage our business and drive shareholder returns over time.

•	Change in market share. A company’s change in market share, expressed as a percentage, is calculated by subtracting (a) from (b), as described below:

(a)	The Company’s domestic net sales in the baseline year is divided by the market’s domestic net sales for the baseline year. The “market” is the sum of the domestic net sales for us and our retail peer group.

(b)	The Company’s domestic net sales in the final year of the performance period is divided by the market for the final year.

•	EPS Growth. Compound annual growth rate of reported EPS for both our results and our retail peer group.

•	ROIC. Three year average net operating profit after-tax (NOPAT) divided by average invested capital for both our results and our retail peer group.

With these three independent metrics, our PSU program supports the critical drivers of our success: to grow top-line relative to the retail sector, to grow it profitably, and to ensure prudent deployment of capital to drive the business.

For the 2014 PSU grants which will payout in 2017 (2014-2016 PSU cycle), the Canadian Segment is:

excluded from market share change and EPS growth because inclusion may have caused an inappropriately low baseline from which to measure performance, and included in ROIC to ensure participants are held accountable for the significant startup investment related to this key growth initiative.

The Compensation Committee affirmatively excluded the following items related to the sale of our U.S. consumer credit card receivables portfolio because they are not part of our core operations over the period covered by the 2014-2016 PSU cycle:

one-time gain driven by the sale of our “held for sale” credit card receivables to TD Bank Group (TD) at par value,

one-time gain due to the recognition of a beneficial interest asset, which effectively represented a receivable for the present value of future profit-sharing Target expected to receive on the receivables sold, quarterly reductions to the beneficial interest asset relating to profit-sharing payments received from TD, and transaction fees and debt repurchase associated with the deal.

A reconciliation of the non-GAAP measure of EPS for PSUs to GAAP EPS is provided in Appendix A.

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The following example illustrates PSU payouts at various levels of performance:

For more information about our Peer Groups see pages 44-45.

Adjustments

The intent of our PSU program is to measure performance relative to the retail peer group (defined on page 45) on the previously described measures. To achieve this measurement in an objective manner, we base the initial rankings on annual reported financial results of Target and each member of the retail peer group. The Compensation Committee has reserved discretion to adjust the reported financial results for Target or any member of the retail peer group if it believes such adjustments are necessary to properly gauge Target’s relative performance. Since the implementation of our relative performance plan, the only adjustment to our peers’ results was a reduction in sales to remove the impact of the 53rd week in the retail accounting calendar to ensure consistency on relative market share performance across companies. Adjustments to Target and peers’ results, if any, are disclosed in the proxy in the year of award payout.

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2011-2013 PSU Payout

In March 2014, the NEOs received payouts with respect to the PSU awards that were granted in March 2011 for the three-year performance period ended February 1, 2014. These awards were paid at 77% of the goal number of shares. The following table summarizes the rankings and payout results for awards granted in fiscal 2011 with a base year of fiscal 2010 and a final performance year of fiscal 2013:

METRIC	RANKING	PAYOUT	TOTAL PAYOUT
Market Share	7th	88%	77%
EPS Growth	11th	66%

No adjustments were made to competitors’ results. At the time of grant, the Compensation Committee excluded the impact over this period of the sale of our U.S. consumer credit card receivables portfolio to TD Bank Group from Target’s EPS results as it does not reflect our core operations. The Compensation Committee also excluded the impact of our Canadian Segment from Target’s EPS results at the beginning of the performance period as the Canadian Segment was not an operating entity during the entire three-year period. Similarly, the metric of domestic market share change by definition also excluded the impact of the Canadian Segment. In this case, including the Canadian Segment would have otherwise increased Target’s market share results as Canada was not an operating entity in the base year. A reconciliation of the non-GAAP measure of EPS for PSUs to GAAP EPS is provided in Appendix A.

PBRSUs

Beginning in January 2014, we introduced PBRSUs to our NEOs annual LTI grant mix so that it is 100% tied to Target’s performance relative to retail peers. The PBRSU amount will be adjusted up or down by 25 percentage points if Target’s TSR is in the top one-third or bottom one-third for the retail peer group, respectively, over the three year vesting period. These stock-settled awards cliff vest three years from the date of grant.

PBRSU Payout Schedule
TSR PERFORMANCE RANKING	PERCENT OF GOAL
1-5	125%
6-10	100%
11-15	75%

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OTHER BENEFIT ELEMENTS

We offer other benefit components designed to encourage retention of key talent including:

•	Pension plan. We maintain a pension plan for team members hired prior to January 2009 who meet certain eligibility criteria. We also maintain supplemental pension plans for those team members who are subject to IRS limits on the basic pension plan or whose pensions are adversely impacted by participating in our deferred compensation plan. Our pension formula under these plans is the same for all participants—there are no enhanced benefits provided to executive officers beyond extending the pension formula to earnings above the qualified plan limits.

Mr. Steinhafel was the only remaining participant in a legacy pension plan with an age acceleration feature that treated him as five years older than his actual age starting at age 55, but never older than 65. Mr. Steinhafel voluntarily relinquished his right to this benefit and the Board of Directors approved the elimination of this feature of his supplemental pension plan effective February 3, 2013. The elimination of this feature created a reduction in benefit of $1.52 million for Mr. Steinhafel’s compensation in 2013.

•	401(k) plan. Available to all team members who work more than 1,000 hours for the company. There is no enhanced benefit for executives.

•	Deferred compensation plan. For a broad management group (approximately 3,700 eligible team members), we offer a non-qualified, unfunded, individual account deferred compensation plan. The plan has investment options that mirror our 401(k) plan. We also have a legacy officer deferred compensation plan (ODCP) that was frozen to new participants and further compensation deferrals in 1996, as described in more detail on page 56.

•	Perquisites. We provide certain perquisites to our executive officers, principally to allow them to devote more time to our business and to promote their health and safety. The Compensation Committee reviews these perquisites annually to ensure they are consistent with our philosophy and appropriate in magnitude. Perquisites are described on page 49.

Greater detail on these components is provided in the tables that follow the Summary Compensation Table on page 47.

Income Continuance

We provide an Income Continuance Policy (ICP) to executive officers who are involuntarily terminated without cause to assist in their occupational transitions. The maximum payment under this policy (paid during regular pay cycles over two years) is two times the sum of base salary and the average of the last three years of short-term incentive and personal performance payments. None of our current named executive officers has an employment contract, enhanced change of control benefits or rights to tax gross-ups. In connection with his departure from Target, Mr. Steinhafel is eligible to receive severance benefits under our ICP. See “CEO Departure” on page 57 for more details.

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COMPENSATION GOVERNANCE

Process For Determining Executive Compensation (Including NEOs)

Compensation Committee

The Compensation Committee is responsible for determining the composition and value of our non-CEO executive officer pay packages and for developing a recommendation for our CEO’s pay package that is reviewed and approved by the independent directors of the full Board. The Compensation Committee receives assistance from two sources: (a) an independent compensation consulting firm, Semler Brossy Consulting Group (SBCG); and (b) our internal executive compensation staff, led by our Executive Vice President of Human Resources.

All decisions regarding executive compensation and final recommendations to the independent members of the full Board are made solely by the Compensation Committee. The Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation, but it may delegate to management the administrative aspects of our compensation plans that do not involve the setting of compensation levels for executive officers.

Compensation Committee’s Independent Consultant

SBCG has been retained by and reports directly to the Compensation Committee and does not have any other consulting engagements with management or Target. The Committee assessed SBCG’s independence in light of the U.S. Securities and Exchange Commission and NYSE listing standards and determined that no conflict of interest or independence concerns exist.

With respect to CEO compensation, SBCG provides an independent recommendation to the Compensation Committee, in the form of a range of possible outcomes, for the Compensation Committee’s consideration. In developing its recommendation, SBCG relies on its understanding of Target’s business and compensation programs and SBCG’s independent research and analysis. SBCG does not meet with our CEO with respect to CEO compensation. SBCG also provides an independent assessment of the CEO’s recommendations on NEO compensation to the Compensation Committee.

Compensation of Other Executive Officers and Role of Management

In developing compensation recommendations for other executive officers, the Executive Vice President of Human Resources provides our CEO with market data on pay levels and compensation design practices provided by management’s external compensation consultants, Towers Watson and Hay Group, covering our retail and general industry peer group companies. Management’s outside consultants do not have any interaction with either the Compensation Committee or our CEO, but do interact with the Executive Vice President of Human Resources and her staff. In addition to providing market data, management’s external compensation consultants perform other services for Target unrelated to the determination of executive compensation.

Our Executive Vice President of Human Resources and the CEO work together to develop our CEO’s compensation recommendations to the Compensation Committee for other executive officers. The CEO alone is responsible for providing final compensation recommendations for the other executive officers to the Compensation Committee.

Benchmarking Using Compensation Peer Groups

Peer group market positioning is another important factor considered in determining each executive officer’s TDC.

The TDC levels and elements described in the preceding pages are evaluated annually for each executive officer relative to our retail and general industry peer group companies. The market comparisons are determined by use of compensation data obtained from publicly available proxy statements analyzed by SBCG and proprietary survey data assembled by Towers Watson and Hay Group.

Due to imperfect comparability of NEO positions between companies, market position served as a reference point in the TDC determination process rather than a formula-driven outcome. For 2013, our former CEO’s total compensation package was targeted below the combined median compensation level of the retail and general industry peer groups.

Our legacy officer deferred compensation plan, the ODCP, includes the accrual of above-market interest. The Compensation Committee considered the annual value of this feature in setting total pay opportunity, so the amount of above-market interest is considered as part of total pay. Our former CEO was the only NEO eligible for this plan because it was frozen to new deferrals in 1996.

FISCAL 2013 PEER GROUP CHANGES

Removed from Target’s Retail peer group

•	Supervalu was removed due to its sale of significant assets

Removed from Target’s General Industry peer group

•	Dell was removed because it became a private company

•	Wells Fargo was removed in consideration of its CEO having joined our Compensation Committee

Substitution to Target’s General Industry peer group

•	Mondelez International replaced Kraft Foods upon the completion of a spin-off of Kraft Foods Group

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The selected retail peer group represents a cross section of general merchandise, department store, food and specialty retailers and includes companies that are large (generally exceeding $15 billion in revenues) and meaningful competitors. The retail peer group is also used within our LTI plans. Target’s relative performance compared to this peer group on key metrics determines overall payout for our PSU and PBRSU awards.

General industry companies are also included as a peer group because they represent companies with whom we compete for talent. Like the selected retailers, the general industry companies are large and among the leaders in their industries.

The composition of the peer groups is reviewed annually to ensure it is appropriate in terms of company size and business focus, and any changes made are reviewed with SBCG and approved by the Compensation Committee.

The companies included in the 2013 market comparisons are listed below.

RETAIL PEER GROUP		GENERAL INDUSTRY PEER GROUP
Amazon.com	Kroger	3M	MetLife
Best Buy	Lowe’s	Abbott Labs	Microsoft
Costco	Macy’s	Archer Daniels Midland	Mondelez
CVS Caremark	Safeway	Coca-Cola	PepsiCo
Home Depot	Sears	Deere	Pfizer
J.C. Penney	Walgreens	Dow Chemical	Procter & Gamble
Kohl’s	Walmart	FedEx	Time Warner
		General Mills	UPS
		Johnson & Johnson	UnitedHealth Group
		Johnson Controls	United Technologies
		McDonald’s	Walt Disney

The following table summarizes our scale relative to our retail and general industry peer groups. The financial information reflects fiscal year end data available as of December 2013:

	Retail Peer Group			General Industry Peer Group
	REVENUES ($MMs)	MARKET CAP ($MMs)	EMPLOYEES	REVENUES ($MMs)	MARKET CAP ($MMs)	EMPLOYEES
25th Percentile	$ 40,942	$ 8,908	127,000	$ 37,086	$ 36,751	72,094
Median	55,899	28,476	172,000	51,072	67,182	115,500
75th Percentile	91,252	56,866	256,250	66,791	104,899	169,000
Target Corporation	73,301	38,746	361,000	73,301	38,746	361,000

Data Source: Equilar

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Compensation Policies and Risk

As part of our regular review of our compensation practices, we conducted an analysis of whether our compensation policies and practices create material risks to the company. The results of this analysis were reviewed by the Compensation Committee’s independent consultant and discussed with the Compensation Committee, which agreed with management’s conclusion that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the company. More specifically, this conclusion was based on the following considerations:

Pay Mix	Compensation mix of base salary, short-term and long-term incentives provides compensation opportunities measured by a variety of time horizons to balance our near-term and long-term strategic goals.
Performance Metrics	A variety of distinct performance metrics are used in both the short-term and long-term incentive plans. This “portfolio” approach to performance metrics encourages focus on sustained and holistic overall company performance.
Performance Goals	Goals are approved by our independent directors and take into account our historical performance, current strategic initiatives and the expected macroeconomic environment. In addition, short-term and long-term incentive compensation programs are designed with payout curves and leverage that support our pay for performance philosophy.
Equity Incentives	Equity incentive programs and stock ownership guidelines are designed to align management and shareholder interests by providing vehicles for executive officers to accumulate and maintain an ownership position in the company.
Risk Mitigation Policies

We incorporate several risk mitigation policies into our officer compensation program, including:

•  The Compensation Committee’s ability to use “negative discretion” to determine appropriate payouts under formula based plans;

•   A clawback policy to recover incentive compensation that was based on inaccurate financial statements;

•   Stock ownership guidelines for executive officers and directors; and

•   Anti-hedging and anti-pledging policies.

Clawback Policy

Our clawback policy, which covers all officers, allows for recovery of the following compensation elements:

•	All amounts paid under the Short-Term Incentive Plan (including any discretionary payments) that were paid with respect to any fiscal year that is restated; and

•	All awards under the Long-Term Incentive Plan whether exercised, vested, unvested, or deferred.

All demands for repayment are subject to Compensation Committee discretion. For an officer to be subject to recovery or cancellation under this policy, he or she must have engaged in intentional misconduct that contributed to the need for a restatement of our consolidated financial statements.

Anti-Hedging and Anti-Pledging Policy

Executive officers and members of the Board of Directors may not directly or indirectly engage in capital transactions intended to hedge or offset the market value of Target common stock owned by them, nor may they pledge Target common stock owned by them as collateral for any loan.

Compensation Tax Policy

Our short-term and long-term compensation programs, including the compensation paid in fiscal 2013, are intended to qualify as deductible performance based compensation under Section 162(m) of the Internal Revenue Code (IRC). These compensation programs are generally structured such that executive officers are entitled to receive a maximum payout amount upon achievement of consolidated earnings before interest and taxes performance metric determined by the Compensation Committee. The Compensation Committee then uses its negative discretion to determine the actual payout amount. The performance objectives that are communicated to our executive officers, which are described in detail above, guide the Compensation Committee’s exercise of its negative discretion to determine the actual payouts. We may provide non-deductible compensation in situations the Compensation Committee or our Board of Directors believes appropriate.

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below contains values calculated and disclosed according to SEC reporting requirements. Salary, Bonus, and Non-Equity Incentive Plan compensation amounts are reflective of the compensation earned during each fiscal year. The stock awards and option awards reflect awards with a grant date during each fiscal year. Beginning in January 2014, we aligned our equity grant dates to enhance visibility to the annual grant amount going forward. However, for 2013, it artificially increases the “Stock Awards” amount reported in this proxy statement by including awards from two separate annual grant cycles. As a result, 2013 pay as shown in the Summary Compensation Table includes LTI awards granted for 2013 as well as part of the 2012 LTI grant, as described in more detail in Note 3 to the table.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY	BONUS(1)	STOCK AWARDS(2)(3)	OPTION AWARDS(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(4)	ALL OTHER COMPENSATION(5)	TOTAL
Gregg W. Steinhafel Former Chairman, President & Chief Executive Officer*	2013	$1,500,000	$0	$10,224,120	$0	$0	$720,219	$508,875	$12,953,214
	2012	$1,500,000	$0	$5,285,245	$5,248,573	$2,880,000	$665,528	$5,068,118	$20,647,464
	2011	$1,500,000	$1,250,000	$4,857,502	$3,696,982	$2,205,000	$673,635	$5,523,988	$19,707,107
John J. Mulligan Interim President & Chief Executive Officer, Chief Financial Officer*	2013	$700,000	$150,000	$3,505,105	$0	$0	$5,465	$273,286	$4,633,856
	2012	$602,404	$371,917	$1,395,687	$1,340,064	$415,250	$35,381	$313,505	$4,474,207

Kathryn A. Tesija Executive Vice President, Merchandising & Supply Chain	2013	$950,000	$0	$5,841,653	$0	$0	$8,080	$398,268	$7,198,001
	2012	$900,000	$371,700	$2,306,493	$2,233,443	$648,000	$54,159	$653,424	$7,167,219
	2011	$850,000	$351,050	$2,068,055	$1,663,643	$442,000	$81,178	$578,492	$6,034,418
Tina M. Schiel Executive Vice President, Stores	2013	$725,000	$0	$3,797,152	$0	$0	$7,595	$149,975	$4,679,722
	2012	$700,000	$270,900	$1,516,896	$1,451,738	$504,000	$30,031	$166,606	$4,640,170

Jeffrey J. Jones II Executive Vice President & Chief Marketing Officer	2013	$700,000	$0	$3,505,105	$0	$0	$0	$87,169	$4,292,275
	2012	$537,500	$202,042	$3,000,088	$2,072,624	$390,000	$0	$597,017	$6,799,271

*	On May 5, 2014, Mr. Steinhafel stepped down as President & CEO, and resigned as a Director. The Board appointed Mr. Mulligan to serve in the additional capacities of Interim President & CEO. Mr. Steinhafel agreed to remain employed by Target in an advisory capacity to assist with the transition.

(1)	Amount for Mr. Mulligan includes a payment in the amount of $150,000 in each year under a special retention award he was granted in October 2011 when he was Senior Vice President, Treasury, Accounting and Operations. The special retention award was for a total amount of $300,000, with $150,000 paid in October 2012 and the remaining $150,000 paid in October 2013.

(2)	Amounts represent the aggregate grant date fair value of awards made each fiscal year, as computed in accordance with FASB ASC Topic 718. See Note 24, Share Based Compensation, to our consolidated financial statements for fiscal 2013 and Note 26, Share Based Compensation, to our consolidated financial statements for fiscal 2012 for a description of our accounting and the assumptions used.

(3)	Represents the aggregate grant date fair value of PSUs and PBRSUs that were computed based on the probable outcome of the performance conditions as of the grant date. Actual payments will be based on degree of attainment of the performance conditions and our stock price on the settlement date. Beginning January 2014, we changed our grant timing policy to grant both PBRSUs and PSUs in January. Our prior policy of granting RSUs in January and PSUs in March straddled two fiscal years, causing PSU grants to be reported in the proxy statement one year after RSU grants were reported. The new grant timing enhances visibility of the annual grant amount by reporting PBRSUs and PSUs in the same proxy statement. However, the transition artificially increases the Stock Awards amount reported in this proxy statement by including awards from two separate annual grant cycles. For example, the Stock Awards total for this year reflects the 2013 award of PSUs and PBRSUs for our former CEO of $7,474,365, and also includes an additional $2,749,755 from his 2012 PSU award that was granted in March 2013.

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The range of payments for the PSUs granted in fiscal 2013 is set forth below.

NAME	MINIMUM AMOUNT	AMOUNT REPORTED	MAXIMUM AMOUNT
Mr. Steinhafel
• PSU Granted 3/13/13	$ 0	$2,749,755	$4,124,632
• PSU Granted 1/8/14	$ 0	$5,339,881	$9,344,792
Mr. Mulligan
• PSU Granted 3/13/13	$ 0	$702,125	$1,053,188
• PSU Granted 1/8/14	$ 0	$2,002,490	$3,504,358
Ms. Tesija
• PSU Granted 3/13/13	$ 0	$1,170,146	$1,755,219
• PSU Granted 1/8/14	$ 0	$3,337,447	$5,840,532
Ms. Schiel
• PSU Granted 3/13/13	$ 0	$760,620	$1,140,930
• PSU Granted 1/8/14	$ 0	$2,169,346	$3,796,355
Mr. Jones
• PSU Granted 3/13/13	$ 0	$702,125	$1,053,188
• PSU Granted 1/8/14	$ 0	$2,002,490	$3,504,358

(4)	For fiscal 2013, the following amounts are related to the change in the qualified pension plan value and above-market earnings on nonqualified deferred compensation:

NAME	CHANGE IN PENSION VALUE	NONQUALIFIED DEFERRED COMPENSATION ABOVE-MARKET EARNINGS
Mr. Steinhafel	$637	$719,582
Mr. Mulligan	$5,465	$0
Ms. Tesija	$8,080	$0
Ms. Schiel	$7,595	$0
Mr. Jones	$0	$0

Consistent with applicable law, the accrued benefits under the pension plan cannot be reduced; however, the present value of the benefit is dependent on the discount rate used. The discount rates used in fiscal 2013, 2012 and 2011 were 4.77%, 4.40% and 4.65%, respectively. The Change in Pension Value column reflects the additional pension benefits attributable to additional service, increases in eligible earnings and changes in the discount rate.

The above-market earnings on nonqualified deferred compensation consist of an additional 8.18% annual return on our former deferred compensation plan, the Target Corporation Officer Deferred Compensation Plan (ODCP), which was frozen for new participants and further compensation deferrals after 1996. Mr. Steinhafel was the only NEO eligible for the ODCP. See the narrative following the Nonqualified Deferred Compensation for Fiscal 2013 table for additional information.

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(5)	The amounts reported for fiscal 2013 include matching credits of up to a maximum of 5% of cash compensation allocated among the Target 401(k) Plan and our current executive deferred compensation plan (EDCP), the dollar value of life insurance premiums paid by Target, credits to the EDCP representing annual changes in supplemental pension plan values and perquisites.

NAME	MATCH CREDITS	LIFE INSURANCE	SPP CREDITS	PERQUISITES	TOTAL
Mr. Steinhafel	$216,404	$14,885	$116,348	$161,239	$508,875
Mr. Mulligan	$66,796	$5,085	$158,916	$42,489	$273,286
Ms. Tesija	$98,423	$7,962	$259,660	$32,224	$398,268
Ms. Schiel	$70,613	$5,192	$44,997	$29,172	$149,975
Mr. Jones	$47,687	$4,683	$0	$34,798	$87,169

Supplemental Pension Plan. The SPP Credits for our NEOs represent additional accruals of supplemental pension plan benefits that are credited to their deferred compensation accounts. These benefits are based on our normal pension formula, so they are affected by final average pay, service, age and changes in interest rates. See the narrative following the Pension Benefits for Fiscal 2013 table for more information about our pension plans.

Perquisites. The perquisites consist of a company-provided car or car allowance, personal use of company-owned aircraft, reimbursement of financial management expenses, reimbursement of home security expenses, on-site parking, on-site exercise room, spousal travel on business trips, gifts and executive physicals. The only individual perquisite which exceeded $25,000 was Mr. Steinhafel’s personal use of company-owned aircraft for security reasons, which amounted to $113,185. No tax gross-ups are provided on these perquisites.

The dollar amount of perquisites represents the incremental cost of providing the perquisite. We generally measure incremental cost by the additional variable costs attributable to personal use, and we disregard fixed costs that do not change based on usage. Incremental cost for personal use of company-owned aircraft was determined by including fuel cost, landing fees, on-board catering and variable maintenance costs attributable to personal flights and related unoccupied positioning, or “deadhead,” flights.

In addition to the perquisites included in the table above, the NEOs receive certain other personal benefits for which we have no incremental cost, as follows:

•	Mr. Steinhafel has a membership in a downtown business club as the result of a grandfathered perquisite that is no longer available. The club is used almost exclusively for business functions; however, he may occasionally use the club for personal purposes provided that he pays for any meal or other incremental costs;

•	Occasional use of support staff time for personal matters, principally to allow them to devote more time to our business;

•	Occasional personal use of empty seats on business flights of company-owned aircraft; and

•	Occasional personal use of event tickets when such tickets are not being used for business purposes.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL 2013

NAME	GRANT DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)(3)			GRANT DATE FAIR VALUE OF STOCK AWARDS(4)
		THRESHOLD	TARGET	MAXIMUM	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Gregg W. Steinhafel	3/13/13	$562,500	$2,250,000	$6,000,000
	3/13/13				0	43,765	65,648	$2,749,755
	1/08/14				23,955	31,939	39,924	$2,134,483
	1/08/14				0	95,817	167,680	$5,339,881
John J. Mulligan	3/13/13	$70,000	$373,800	$2,730,000
	3/13/13				0	11,175	16,763	$702,125
	1/08/14				8,984	11,978	14,973	$800,490
	1/08/14				0	35,932	62,881	$2,002,490
Kathryn A. Tesija	3/13/13	$95,000	$507,300	$3,705,000
	3/13/13				0	18,624	27,936	$1,170,146
	1/08/14				14,972	19,962	24,953	$1,334,060
	1/08/14				0	59,886	104,801	$3,337,447
Tina M. Schiel	3/13/13	$72,500	$387,150	$2,827,500
	3/13/13				0	12,106	18,159	$760,620
	1/08/14				9,732	12,976	16,220	$867,186
	1/08/14				0	38,926	68,121	$2,169,346
Jeffrey J. Jones II	3/13/13	$70,000	$373,800	$2,730,000
	3/13/13				0	11,175	16,763	$702,125
	1/08/14				8,984	11,978	14,973	$800,490
	1/08/14				0	35,932	62,881	$2,002,490

(1)	Awards represent potential payments under the current Target Corporation Officer Short-Term Incentive Plan (STIP). Payments are based on specified target levels of Incentive EBIT and Incentive EVA, as described in the Compensation Discussion and Analysis.

No amounts were earned under this plan for fiscal 2013. Executive officers must be employed on the date the payments are made (typically in March of each year with respect to the preceding fiscal year) to be eligible for a payment, except in the event of death, disability or retirement eligibility (termination other than for cause after age 55 with at least five years of service). The maximum payment is the annual plan maximum, which is generally four times salary less, for executive officers other than our former CEO, the minimum personal performance bonus payable as a condition to receiving a financial performance payout under the STIP.

(2)	Awards represent potential payments under PSUs and PBRSUs granted under our 2011 Long-Term Incentive Plan in fiscal 2013. Payments are based on our performance relative to a retail peer group over a three-year measurement period. The PSUs granted on March 13, 2013 have two relative performance measures: domestic market share change and earnings per share growth. The PSUs granted on January 8, 2014 have three relative performance measures: domestic market share change, earnings per share growth, and return on invested capital. The PBRSUs granted on January 8, 2014 are based on our total shareholder return relative to our retail peer group. See the Compensation Discussion and Analysis for a more detailed description of these performance measures. The other terms of the PSUs and PBRSUs are described in Note 3 to the Outstanding Equity Awards at 2013 Fiscal Year-End table.

(3)	Beginning January 2014, we changed our grant timing policy to grant both PBRSUs and PSUs in January. Our prior policy of granting RSUs in January and PSUs in March straddled two fiscal years, causing PSU grants to be reported in the proxy statement one year after RSU grants were reported. The new grant timing enhances visibility of the annual grant amount by reporting PBRSUs and PSUs in the same proxy statement. However, the transition causes two different PSU grants to reported in this proxy statement—PSUs granted on March 13, 2013 and PSUs granted on January 8, 2014.

(4)	Grant date fair value for PSUs and PBRSUs was determined pursuant to FASB ASC Topic 718.

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OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

	OPTION AWARDS				STOCK AWARDS
								EQUITY
								INCENTIVE
								PLAN
								AWARDS:
							EQUITY	MARKET OR
							INCENTIVE	PAYOUT
							PLAN AWARDS:	VALUE OF
						MARKET	NUMBER OF	UNEARNED
	NUMBER OF	NUMBER OF			NUMBER OF	VALUE OF	UNEARNED	SHARES,
	SECURITIES	SECURITIES			SHARES OR	SHARES OR	SHARES, UNITS	UNITS OR
	UNDERLYING	UNDERLYING			UNITS OF	UNITS OF	OR OTHER	OTHER
	UNEXERCISED	UNEXERCISED	OPTION	OPTION	STOCK THAT	STOCK THAT	RIGHTS THAT	RIGHTS THAT
	OPTIONS(#)	OPTIONS(#)	EXERCISE	EXPIRATION	HAVE NOT	HAVE NOT	HAVE NOT	HAVE NOT
NAME	EXERCISABLE(1)	UNEXERCISABLE(1)	PRICE	DATE	VESTED(#)(2)	VESTED	VESTED(#)(3)	VESTED(3)
Gregg W.	122,268	0	$53.98	01/11/2016	103,280	$5,849,779	214,176	$12,130,929
Steinhafel	131,946	0	$58.13	01/10/2017
	255,677	0	$48.89	01/09/2018
	126,184	0	$33.80	01/14/2019
	247,139	0	$49.41	01/13/2020
	192,604	64,202	$55.46	01/12/2021
	198,886	198,887	$48.88	01/11/2022
	136,121	408,365	$60.48	01/09/2023
John J.	4,632	0	$53.98	01/11/2016	32,996	$1,868,893	70,816	$4,011,018
Mulligan	2,044	0	$48.94	09/01/2016
	6,021	0	$58.13	01/10/2017
	10,228	0	$48.89	01/09/2018
	3,645	0	$54.87	09/02/2018
	8,876	0	$33.80	01/14/2019
	1,784	0	$42.05	08/10/2019
	10,406	0	$49.41	01/13/2020
	7,099	2,367	$53.36	08/09/2020
	8,667	2,890	$55.46	01/12/2021
	14,916	14,917	$48.88	01/11/2022
	38,491	38,492	$50.51	01/24/2022
	34,754	104,264	$60.48	01/09/2023
Kathryn A.	14,821	0	$53.98	01/11/2016	45,263	$2,563,696	117,667	$6,664,659
Tesija	17,203	0	$58.13	01/10/2017
	57,406	0	$52.26	04/11/2018
	24,714	0	$49.41	01/13/2020
	77,042	25,681	$55.46	01/12/2021
	44,750	89,499	$48.88	01/11/2022
	57,924	173,773	$60.48	01/09/2023
Tina M.	2,822	0	$53.17	09/01/2015	29,824	$1,689,231	76,805	$4,350,235
Schiel	14,821	0	$53.98	01/11/2016
	15,483	0	$58.13	01/10/2017
	5,416	0	$64.63	09/04/2017
	6,379	0	$54.87	09/02/2018
	3,903	0	$49.41	01/13/2020
	3,195	1,065	$53.36	08/09/2020
	38,521	12,841	$55.46	01/12/2021
	29,833	59,666	$48.88	01/11/2022
	37,650	112,953	$60.48	01/09/2023
Jeffrey J.	16,700	50,101	$58.21	04/02/2022	52,486	$2,972,807	59,085	$3,346,574
Jones II	34,754	104,264	$60.48	01/09/2023

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(1)	Stock options have a ten-year term and generally vest and become exercisable in 25% increments on each anniversary of the grant date. In general, recipients of stock options must be continuously employed from the grant date to the applicable vesting date to become vested. If an executive officer’s employment is terminated other than for cause, unvested stock options are forfeited and the executive officer will have 210 days to exercise any vested stock options. An extension of the vesting and post-termination exercise periods may be provided (but not in excess of the original ten-year term of the option) if the executive officer satisfies certain age and years of service conditions as of the date of termination, as follows:

		VESTING AND
	MINIMUM YEARS	EXERCISE
AGE	OF SERVICE	EXTENSION PERIOD
60+	10	10 Years
55-59	15	5 Years
52-54	15	4 Years
48-51	15	3 Years
45-47	15	2 Years

For stock options granted on or after January 12, 2005 but prior to September 14, 2011, the potential extension of the post-termination exercise periods is based on the following age and years of service schedule:

		VESTING AND
	MINIMUM YEARS	EXERCISE
AGE	OF SERVICE	EXTENSION PERIOD
65+	5	5 Years
55-64	15	5 Years
52-54	15	4 Years
48-51	15	3 Years
45-47	15	2 Years

To receive these extension provisions, the executive officer must sign an agreement that includes a non-solicitation clause and a release of claims, and provides that the award will be terminated if the executive officer becomes employed by specified competitors. If the termination is voluntary, the executive officer must also have commenced discussions with the company regarding the executive officer’s consideration of termination at least one year prior to termination. These vesting-extension provisions are not available if an executive officer’s employment is terminated for cause. If an executive officer’s employment is terminated for cause, both the vested and unvested stock options are forfeited.

A five-year exercise period will apply in the event of the executive officer’s termination due to death or a disability, except that the exercise period will be ten years if the executive officer meets the age and years of service requirements above to have a ten-year exercise period. The exercise period is not to exceed the original ten-year term of the option, except to the extent necessary to provide at least one year to exercise after the executive officer’s death during employment. Vesting is accelerated upon death and continues during the post termination exercise period in the event of disability. Stock options are transferable during the life of the executive officer to certain family members and family-controlled entities.

(2)	Includes RSUs granted to all executive officers in fiscal 2012 and 2011. All of these awards are subject to cliff-vesting three years after the date of grant. After vesting, RSUs are converted into shares of our common stock on a 1:1 basis. Dividend equivalents are accrued (in the form of additional units) on RSUs during the vesting period and converted to shares if and after the underlying RSUs vest. Recipients of these awards must generally be continuously employed for three years from the date of grant in order to receive the shares. Continuous employment is not required if the executive officer meets the following age and years of service requirements:

MINIMUM YEARS
AGE	OF SERVICE
60+	10
55-59	15

In addition to the age and years of service requirements the executive officer must sign an agreement that includes a non-solicitation clause and a release of claims, and provides that the award will be terminated if the executive officer becomes employed by specified competitors. If the termination is voluntary, the executive officer must also have commenced discussions with the company regarding the executive officer’s consideration of termination at least one year prior to termination. RSUs are intended to comply with IRC Section 409A. As a result, share issuances to executive officers based on a termination of employment will be delayed six months.

Vesting is accelerated in the event of death or disability, and 50% of the shares subject to an award will vest if the recipient is involuntarily terminated prior to the scheduled vesting date other than for cause and the executive officer signs an agreement that includes a non-solicitation clause and a release of claims, and provides that the award will be terminated if the executive officer becomes employed by specified competitors.

The Board approved a one-time grant, effective May 22, 2014, of RSUs outside of our annual grant to Mr. Mulligan. The RSUs, which are not included in this table because they were granted after the end of fiscal 2013, have a market value on the grant date of $1 million and have the same general terms as the other RSUs described in this Note, except that the shares subject to the award will vest in one-third increments on each anniversary of the grant date and will vest in full in the event that Mr. Mulligan’s employment is involuntarily terminated without cause.

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(3)	The shares reported in this column represent potentially issuable shares under outstanding PSU and PBRSU awards. PSUs and PBRSUs represent the right to receive a variable number of shares based on actual performance over the performance period. The number of shares reported is based on our actual performance results through the end of fiscal 2013 under the applicable performance measures and assuming that the payout will occur at the next highest level (threshold, target or maximum). The performance levels required for payouts on outstanding awards are described in the Compensation Discussion and Analysis.

Dividends or dividend equivalents are not paid on PSUs during the performance period. Dividend equivalents are accrued (in the form of additional units) on PBRSUs during the vesting period and converted to shares if and after the underlying PBRSUs vest.

The payment date of the awards, to the extent they are earned, will be within a certain time after the date the Compensation Committee certifies the financial results following completion of the performance period (60 days for PSUs and 90 days for PBRSUs). Recipients must be continuously employed during the performance period to become vested, except that vesting will also occur, and any shares earned upon certification of the financial results following completion of the performance period will be paid, if a termination occurs under the following circumstances prior to the end of the performance period (referred to as “vesting-extension provisions”):

•	Death or disability;
•	Executive officer is age 60 or greater and has at least 10 years of service;
•	Executive officer is age 55-59 and has at least 15 years of service;
•	For PSUs only, the Executive officer is age 45-54, has at least 15 years of service and has worked for a specified minimum amount of the performance period (1-2 years, depending on age); or
•	For PBRSUs only, 50% of the shares subject to an award will vest if the recipient is involuntarily terminated prior to the scheduled vesting date other than for cause and the executive officer signs an agreement that includes a non-solicitation clause and a release of claims, and provides that the award will be terminated if the executive officer becomes employed by specified competitors.

To receive these vesting-extension provisions, the executive officer must comply with the same conditions that are applicable to the vesting and post-termination extension of stock options that are described in Note 1 to this table. These vesting-extension provisions are not available if an executive officer’s employment is terminated for cause. If an executive officer’s employment is terminated for cause, then all PSUs and PBRSUs are forfeited.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2013

	OPTION AWARDS		STOCK AWARDS
	NUMBER OF		NUMBER OF
	SHARES		SHARES
	ACQUIRED	VALUE	ACQUIRED	VALUE
	ON EXERCISE	REALIZED	ON VESTING	REALIZED
NAME	(#)	ON EXERCISE(1)	(#)(2)	ON VESTING(3)
Gregg W. Steinhafel	261,038	$5,147,589	145,271	$8,816,025
John J. Mulligan	17,093	$495,003	3,856	$236,868
Kathryn A. Tesija	245,918	$4,951,668	34,225	$2,102,376
Tina M. Schiel	74,989	$1,574,368	17,115	$1,051,343
Jeffrey J. Jones II	0	$0	0	$0

(1)	Value Realized on Exercise was determined by using the market value of Target common stock on the respective exercise date(s).

(2)	Shares represent RSUs that vested under the fiscal 2011 grant and PSUs that were earned with respect to the fiscal 2011 three-year performance period ending with fiscal 2013. The number of PSUs that were earned represents 77% of the target number of units originally awarded. The amount reported represents the gross number of shares vested and earned, respectively, prior to the withholding of shares to pay taxes.

(3)	For RSUs, Value Realized on Vesting was determined using $61.86, which was the market value of Target common stock on January 13, 2014, the first business day after the January 12, 2014 vesting date. For PSUs, Value Realized on Vesting was determined using $60.87, which was the market value of Target common stock on March 12, 2014, the date the Compensation Committee certified that the PSUs were earned.

PENSION BENEFITS FOR FISCAL 2013

			NUMBER OF	PRESENT
			YEARS	VALUE OF
		AGE	CREDITED	ACCUMULATED
NAME	PLAN NAME	AT FYE	SERVICE(#)	BENEFIT
Gregg W. Steinhafel	Target Corporation Pension Plan	59	34	$1,218,179
John J. Mulligan	Target Corporation Pension Plan	48	17	$208,088
Kathryn A. Tesija	Target Corporation Pension Plan	50	28	$343,732
Tina M. Schiel	Target Corporation Pension Plan	48	27	$249,059
Jeffrey J. Jones II(1)	Target Corporation Pension Plan	46	N/A	$0

(1)	Mr. Jones is not eligible for the Target Corporation Pension Plan or any supplemental pension plans because he was hired after January 2009.

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The Pension Benefits for Fiscal 2013 table reports benefits under our principal pension plan, the Target Corporation Pension Plan (Pension Plan), which is a tax qualified retirement plan that provides retirement benefits to our employees who are at least 21 years of age, have completed at least three years of service and were hired prior to January 2009. The Pension Plan is comprised of two different benefit formulas: Final Average Pay and Personal Pension Account. Team members who were active participants in the Pension Plan prior to 2003 had the choice to have benefits for their service after December 31, 2002 calculated using either the Final Average Pay formula or the Personal Pension Account formula. Participants prior to 2003 who elected to have benefits for their service after December 31, 2002 calculated under the Personal Pension Account formula have benefits under both benefit formulas (Combined Formula). Based on their elections, the NEOs have the following benefit formulas under this plan:

Gregg W. Steinhafel	Final Average Pay
John J. Mulligan	Final Average Pay
Kathryn A. Tesija	Final Average Pay
Tina M. Schiel	Combined Formula

Final Average Pay Benefit

The final average pay benefit under the Pension Plan, expressed as a monthly, single life annuity commencing at age 65, is equal to the sum of: (a) 0.8% of the participant’s final average monthly pay multiplied by the years of service (not to exceed 25 years of service), plus (b) 0.25% of the participant’s final average monthly pay multiplied by the years of service in excess of 25 years of service, plus (c) 0.5% of the participant’s final average monthly pay in excess of 12.5% of the average of the Social Security Taxable Wage Base for the 35-year period ending when the participant terminates employment multiplied by the years of service (not to exceed 25 years of service). Final average monthly pay is equal to one twelfth of the highest average annual salary, Bonus and Non Equity Incentive Plan compensation earned during any five years of the last ten year period the participant earned service in the Pension Plan, subject to IRC limits. The present value of the accumulated benefit is based on the same assumptions and valuation dates used for the valuation of pension plan liabilities in our financial statements. Participants can elect other annuity forms that have an actuarially equivalent value.

Early retirement payments may commence at age 55. A participant who terminates employment before age 55 has his or her vested benefit calculated based on the final average monthly pay as of their termination date, but service is projected to age 65. The vested benefit is then multiplied by the ratio of the participant’s actual completed service to their projected service through age 65. The result will always be equal to or less than the vested benefit as of the termination date. Benefits are also reduced for early commencement by 6.67% per year between age 65 and age 60 and 3.33% per year between age 60 and age 55 (based upon the participant’s age when benefits commence).

Personal Pension Account Benefit

A participant’s personal pension account benefit is determined by the value of the participant’s personal pension account balance, which is credited each calendar quarter with both pay credits and interest credits. Pay credits to a participant’s personal pension account are based on a fixed percentage of the participant’s eligible pay for the quarter, ranging from 1.5% to 6.5%, depending upon the participant’s combined age and service. Eligible pay includes the participant’s base salary, Bonus, and Non-Equity Incentive Plan compensation received during the calendar quarter, subject to the annual IRC limit. Interest credits to a participant’s personal pension account are generally made on the last day of the quarter based on the value of the account at the beginning of the quarter and an interest rate equal to the greater of (i) the average 10-year Treasury note rate for the month that is the 2nd month prior to the beginning of the quarter, or (ii) 4.64%.

A participant’s personal pension account balance is payable to the participant at any time after termination of employment in a lump sum or an actuarially equivalent monthly annuity as provided under the Pension Plan and elected by the participant. The beneficiary of a personal pension account participant who dies before commencing benefits will receive a death benefit equal to the participant’s account balance, payable either in a lump sum or an actuarially equivalent monthly annuity.

Supplemental Pension Plan

We also provide benefits under supplemental pension plans, as described below, because of limits imposed on tax qualified plans by the IRC. Benefits under those plans are reflected in the Nonqualified Deferred Compensation table. The Target Corporation Supplemental Pension Plan I (SPP I) restores the lost qualified Pension Plan benefit due to an officer’s eligible pay being greater than the annual compensation limits imposed by the IRC for qualified retirement plans, and is based on the same benefit formula used for determining benefits under the Pension Plan. The Target Corporation Supplemental Pension Plan II (SPP II) restores the lost qualified Pension Plan benefit due to amounts being deferred under the EDCP (our current deferred

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compensation plan) and therefore not considered for benefit purposes under the Pension Plan or SPP I. The Target Corporation Supplemental Pension Plan III (SPP III) provides for a subsidized early retirement benefit once a participant attains age 55 by increasing the participant’s age by 5 years, but not greater than age 65, for purposes of determining the reduction factors for early commencement of their pension benefits from the Pension Plan, SPP I and SPP II. As a result, the benefit under SPP III increases when the participant is 55 through 60 years old and decreases in value after age 60, until at age 65 the benefit under SPP III is $0. No new participants have been allowed in SPP III since 1989, and Mr. Steinhafel was the only NEO who participated in SPP III. In January 2014 the SPP III was frozen such that no further benefits will accrue after February 3, 2013 with no replacement value. Effectively, this means that Mr. Steinhafel did not accrue any further enhanced early retirement benefits under SPP III.

In 2002, the vested benefits accrued under SPP I, II and III were converted into an actuarial equivalent lump sum value that was transferred to the EDCP. This was done to allow participants more control over the investment of their supplemental pension benefits. Each year, the annual change in the actuarial lump-sum amount is calculated and added to, or deducted from, the participant’s EDCP account. This same calculation and an EDCP account adjustment also occurs upon termination of employment. To determine the amount of the annual change in actuarial equivalent lump-sum amount, the current actuarial equivalent lump sum value of the SPP benefits is reduced by the amount of the prior transfers adjusted by an assumed annual earnings rate based on a conservative investment of the prior transfers. For the final average pay benefit, actuarial equivalents are determined using the discount methodology we use in calculating lump-sum payments under the Pension Plan. Currently, we use the applicable interest rate and mortality factors under IRC Section 417(e) published in the month of transfer for active officers, and in the month prior to the month of termination for terminated officers. For the personal pension account benefit, the actuarial lump-sum amount is the balance of the non-qualified personal pension account maintained under SPP I and SPP II. Because of this transfer feature, the benefits accrued under SPP I, II and III are reflected as EDCP deferrals in the Nonqualified Deferred Compensation table. If the current actuarial equivalent lump sum value of the SPP benefit is less than the prior transfers to EDCP, adjusted for assumed annual earnings, there will be a negative adjustment (forfeiture) reflected in the participant’s EDCP account equal to such difference.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2013

The amounts in the table below represent deferrals under the EDCP (which includes the supplemental pension benefits discussed in the preceding section), deferrals under the ODCP, and deferrals of PSUs that are held as stock units. The ODCP was frozen to new participants and further compensation deferrals in 1996.

				AGGREGATE
	EXECUTIVE	REGISTRANT	AGGREGATE	WITHDRAWALS/	AGGREGATE
	CONTRIBUTIONS	CONTRIBUTIONS	EARNINGS IN	DISTRIBUTIONS IN	BALANCE AT
NAME	IN LAST FY(2)	IN LAST FY(3)	LAST FY(4)	LAST FY	LAST FYE(5)
Gregg W. Steinhafel
EDCP	$351,923	$322,598	$(1,552,893)	$0	$33,130,011
ODCP(1)	$0	$0	1,056,782	$0	$9,863,297
John J. Mulligan
EDCP	$34,952	$212,688	$(3,534)	$24,072	$1,173,647
Kathryn A. Tesija
EDCP	$47,452	$345,058	$(19,427)	$0	$2,708,820
Stock Units		$266	$(661)		$9,572
Tina M. Schiel
EDCP	$57,962	$102,728	$(21,551)	$0	$1,092,897
Stock Units		$266	$(661)		$9,572
Jeffrey J. Jones II
EDCP	$34,952	$34,663	$1,181	$0	$74,593

(1)	Mr. Steinhafel was the only NEO eligible for the ODCP, which is a legacy plan that was frozen to new participants and further compensation deferrals in 1996.

(2)	The following amounts of Executive Contributions from the table above have been reported in the current year Summary Compensation Table:

Mr. Steinhafel	$351,923
Mr. Mulligan	$34,952
Ms. Tesija	$47,452
Ms. Schiel	$57,962
Mr. Jones	$34,952

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(3)	All of the Registrant Contributions from the table above have been reported in the current year Summary Compensation Table. Registrant Contributions include transfers of supplemental pension benefits, net of any negative credits, and matching contributions on executive deferrals into the EDCP (i.e., matching contributions not able to be made into the Target 401(k) Plan because of IRC limits).

(4)	The following amounts of Aggregate Earnings from the table above have been reported in the current year Summary Compensation Table:

Mr. Steinhafel	$719,582
Mr. Mulligan	$0
Ms. Tesija	$0
Ms. Schiel	$0
Mr. Jones	$0

(5)	The following amounts of the Aggregate Balance from the table above were reported in the Summary Compensation Tables covering fiscal years 2006-2012.

REPORTED IN PRIOR
YEARS’ SUMMARY
COMPENSATION TABLES
Mr. Steinhafel	$22,200,772
Mr. Mulligan	$309,332
Ms. Tesija	$1,680,654
Ms. Schiel	$142,691
Mr. Jones	$3,750

Participants in the EDCP may generally elect to defer up to 80% of their salary, Bonus and Non-Equity Incentive Plan payments; however, certain executive officers may defer up to 100% of their compensation if IRC Section 162(m) could limit our deductibility of such compensation. At any time, EDCP participants are permitted to choose to have their account balance indexed to crediting rate alternatives that mirror the investment choices and actual rates of return available under the Target 401(k) Plan, including a Target common stock fund. Target invests general corporate assets through various investment vehicles to offset a substantial portion of the economic exposure to the investment returns earned under EDCP. See Note 25, Defined Contribution Plans, to our fiscal 2013 consolidated financial statements for additional information.

No additional deferrals have been made to the ODCP after 1996. Participants’ ODCP accounts are credited with earnings based on the average Moody’s Bond Indices Corporate AA rate for June of the preceding calendar year, plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%. The average Moody’s Bond Indices Corporate AA rate was 4.31% as of June 2013, when the rate for calendar 2014 was set. The interest credits in excess of the Moody’s Bond Indices Corporate AA rate are included in the above-market earnings on deferred compensation in the Summary Compensation Table.

At the time of deferral, participants can elect to receive a distribution of their EDCP account at a fixed date or upon termination of employment. EDCP payouts at a fixed date will be made as lump-sum payments. EDCP payouts made on termination of employment can be made as a lump-sum payment, installment payments over five years, or installment payments over ten years commencing immediately or one-year after termination of employment. EDCP payouts are also made in the case of the termination of EDCP, a qualifying change in control, or unforeseeable financial emergency of the participant creating severe financial hardship.

Payouts from the ODCP cannot be made until termination of employment, death, termination of the ODCP, a qualifying change in control, or unforeseeable financial emergency of the participant creating severe financial hardship. Participants can elect distributions as a lump-sum payment or lifetime periodic payments with guaranteed payments for 15 years. The payments can commence immediately or up to ten years after termination of employment; however, payments must commence when a participant has terminated employment and reached age 65.

Both the EDCP and ODCP are intended to comply with IRC Section 409A. As a result, payments to executive officers based on a termination of employment will be delayed six months.

The EDCP and the ODCP are unfunded plans and represent general unsecured obligations of Target. Participants’ account balances will be paid only if Target has the ability to pay. Accordingly, account balances may be lost in the event of Target’s bankruptcy or insolvency.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

This section explains the post-employment benefits Mr. Steinhafel will receive in connection with the termination of his employment with the company, as well as the payments and benefits to which the NEOs are entitled in various termination of employment and change-in-control scenarios. The potential payments to the NEOs are hypothetical situations only, and assume that termination of employment and/or change-in-control occurred on February 1, 2014, the last day of our 2013 fiscal year, and that any change-in-control was at our fiscal year-end closing stock price of $56.64 per share.

The intent of this section is to isolate those payments and benefits for which the amount, vesting or time of payment is altered by the described situations. This section does not cover all amounts the NEOs will receive following termination. Specifically, the NEOs are entitled to receive their vested balances under our pension and deferred compensation plans, as disclosed in the preceding tables, and payment of accrued vacation balances under all employment termination scenarios. In addition, unless the termination is for cause (generally defined as deliberate and serious disloyal or dishonest conduct), they retain their vested stock option awards, and if they meet specified minimum age and years of service requirements at the time of termination, the unvested portion of stock options and PSUs are not forfeited, and vesting will continue according to the original schedule for defined periods. A description of these age and years of service requirements is provided in the notes under the Outstanding Equity Awards at 2013 Fiscal Year-End table. All NEOs, except for Mr. Jones, have met the minimum age and years of service requirements.

The paragraphs below explain the payments and benefits for which the amount, vesting or time of payment is altered by each situation (referred to as Post-Termination Benefits).

CEO Departure

On May 5, 2014, Mr. Steinhafel stepped down as President & CEO, and resigned as a Director. In connection with his departure from Target, which was an involuntary termination for reasons other than for cause, Mr. Steinhafel is eligible to receive severance benefits under our Income Continuance Policy (ICP). In addition, he must pay back all of his enhanced early retirement benefits under a supplemental pension plan because he is eligible for severance benefits under our ICP. Due to Mr. Steinhafel’s age and years of service with Target, under the pre-existing program he will remain eligible for a fiscal 2014 short-term incentive opportunity under Target’s Short-Term Incentive Plan based on Target’s actual financial performance, with the cash payout, if any, pro-rated based on his length of employment during the year. His Post-Termination Benefits consist of:

•	Severance payments under our Income Continuance Policy (ICP);

•	The right to continued above-market interest under our legacy officer deferred compensation plan (ODCP) that was frozen to new participants and further compensation deferrals in 1996;

•	Accelerated vesting of 50% of RSU awards, and forfeiture of the remaining 50%; and

•	Accelerated vesting of 50% of the target payout level of PBRSU awards, and forfeiture of the remaining 50%.

In accordance with the ICP, as a condition to severance payment eligibility, Mr. Steinhafel must sign an agreement that includes a non-solicitation clause and a release of claims, and provides that severance payments may be recovered and that any outstanding equity awards held by him may be terminated if he becomes employed by specified competitors.

Below are the estimated values of Mr. Steinhafel’s Post-Termination Benefits as of May 5, 2014. The actual values will depend on interest rates and the market price of our common stock on the date Mr. Steinhafel’s employment terminates.

ICP Payments (Severance)	$7,223,334
SPP III(1)	$(5,403,128)
ODCP: Present Value of Above Market Interest(2)	$9,999,626
RSU Vesting at 50%(3)	$3,113,509
PBRSU Vesting at 50%(3)	$962,859

(1)	Mr. Steinhafel was the only NEO who had enhanced early retirement benefits under SPP III as no new participants have been allowed since 1989. Mr. Steinhafel must pay back all of those enhanced early retirement benefits under SPP III because he is eligible for severance benefits under our ICP.
(2)	Mr. Steinhafel was the only NEO eligible for the ODCP, which was frozen to new participants and further compensation deferrals in 1996. Amounts represent the present value of the above market earnings that the CEO and his beneficiary would receive during their joint life, calculated using 12% as the earnings rate (as provided in the plan) and a discount rate of 4.50% (reflecting the Moody’s Bond Indices Corporate Avg rate determined as of April 30, 2014).
(3)	Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on May 5, 2014 ($59.87 per share). The remaining RSUs and PBRSUs are forfeited.

Additional information about the payments under these plans is detailed under “Involuntary Termination” on page 58.

Mr. Steinhafel has agreed to remain employed by Target in an advisory capacity to assist with the transition through no later than August 23, 2014. During this advisory period, he will continue to receive the same base salary and benefits that were in effect on the date he stepped down as President & CEO. The Board determined that the amount of the short-term incentive payout opportunity for the portion of the payout, if any, attributable to the advisory period will be based on the same terms as in effect on the date he stepped down as President and CEO. After the advisory period ends, he will begin receiving the Post-Termination Benefits described above.

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Other than the compensation relating to retaining Mr. Steinhafel in an advisory capacity and the portion of the short-term incentive payout opportunity attributable to that advisory period, all of the post-employment benefits and other consequences of Mr. Steinhafel’s departure are consistent with our pre-existing compensation plans.

Voluntary Termination

If our CEO had voluntarily terminated his employment as of February 1, 2014, the potential Post-Termination Benefits would have consisted of the potential right to continue to receive above-market interest in our former deferred compensation plan, the ODCP, or receive his account balance as a lump-sum payment. Under the ODCP, the participant would continue to receive interest at the plan’s crediting rate (as described in the narrative under the Nonqualified Deferred Compensation for Fiscal 2013 table) over the joint life of the participant and his beneficiary in accordance with the participant’s distribution election.

	MR. STEINHAFEL(1)	MR. MULLIGAN	MS. TESIJA	MS. SCHIEL	MR. JONES
ODCP: Present Value of Above Market Interest(2)	$ 9,237,715	N/A	N/A	N/A	N/A

(1)	On May 5, 2014, Mr. Steinhafel stepped down as President & CEO, and resigned as a Director. Amounts shown in this table reflect a hypothetical situation. See “CEO Departure” on page 57 for a description of the payments upon termination of Mr. Steinhafel’s employment.
(2)	Mr. Steinhafel was the only NEO eligible for the ODCP, which was frozen to new participants and further compensation deferrals in 1996. Amounts represent the present value of the above market earnings that the CEO and his beneficiary would receive during their joint life, calculated using 12% as the earnings rate (as provided in the plan) and a discount rate of 4.70% (reflecting the Moody’s Bond Indices Corporate Avg rate determined as of January 31, 2014).

Involuntary Termination

If the NEO was involuntarily terminated for cause, he or she would not be eligible for any of the Post-Termination Benefits described in this section, however, the NEO would receive the ODCP benefit described in the Voluntary Termination section above.

If a NEO is involuntarily terminated for reasons other than for cause, the potential Post-Termination Benefits consist of:

•	Severance payments under our Income Continuance Policy (ICP);

•	The right to continued above-market interest under the ODCP;

•	Accelerated vesting of 50% of RSU awards and forfeiture of the remaining 50%; and

•	Accelerated vesting of 50% of the target payout level of PBRSU awards, and forfeiture of the remaining 50%.

Our ICP provides for continuation of annual cash compensation (salary and average of three most recent Bonuses and Non-Equity Incentive Plan payments) over a period ranging from 12 to 24 months, paid in equal monthly installments. Each of the NEOs is eligible for 24 months of income continuation under the ICP. Payments under the ICP are conditioned on the executive officer releasing any claims against us, a non-solicitation covenant and are subject to reduction if the executive officer becomes employed by specified competitors.

The right to continued above-market interest under the ODCP is the same as for a voluntary termination.

The accelerated vesting provisions of RSU and PBRSU awards are described in the notes under the Outstanding Equity Awards at 2013 Fiscal Year-End table.

	MR. STEINHAFEL(1)	MR. MULLIGAN	MS. TESIJA	MS. SCHIEL	MR. JONES
ICP Payments (Severance)	$10,757,333	$2,286,818	$3,847,100	$2,633,680	$1,794,695
SPP III(2)	$(5,403,128)	N/A	N/A	N/A	N/A
ODCP: Present Value of Above Market Interest(3)	$9,237,715	N/A	N/A	N/A	N/A
RSU Vesting at 50%(4)	$2,924,890	$934,447	$1,281,848	$844,616	$1,486,404
PBRSU Vesting at 50%(4)	$904,512	$339,217	$565,324	$367,480	$339,217

(1)	On May 5, 2014, Mr. Steinhafel stepped down as President & CEO, and resigned as a Director. Amounts shown in this table reflect a hypothetical situation. See “CEO Departure” on page 57 for a description of the payments upon termination of Mr. Steinhafel’s employment.

(2)	Mr. Steinhafel was the only NEO who had enhanced early retirement benefits under SPP III as no new participants have been allowed since 1989. In an involuntary termination, Mr. Steinhafel pays back all of those enhanced early retirement benefits under SPP III because he is eligible for severance benefits under our ICP.

(3)	See Note 2 to the Voluntary Termination table.

(4)	Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 31, 2014 ($56.64 per share). The remaining RSUs and PBRSUs are forfeited.

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Death

If a NEO dies while employed, the Post-Termination Benefits consist of:

•	The right to continued above-market interest under the ODCP;

•	Accelerated vesting of stock options and RSUs;

•	Vesting of PBRSUs, with payout occurring after the end of the performance period based on the actual performance at the end of that period; and

•	Life insurance proceeds equal to three times the sum of the prior year’s annual base salary, plus the most recent Bonus and Non- Equity Incentive Plan payments, up to a maximum of $3 million.

Under the ODCP, the participant’s beneficiary will generally receive payments for his or her life equal to the payments the participant would have received if the participant retired the day before death and elected to commence distributions immediately. In addition, the NEO’s beneficiary will have the right to receive a payout, if any, under PSUs after the end of the performance period based on the actual performance at the end of that period.

	MR. STEINHAFEL(1)	MR. MULLIGAN	MS. TESIJA	MS. SCHIEL	MR. JONES
ODCP: Present Value of Above-Market Interest(2)	$7,793,280	N/A	N/A	N/A	N/A
Accelerated Vesting of Stock Options(3)	$1,619,121	$362,886	$724,816	$481,654	$0
RSU Vesting(4)	$5,849,779	$1,868,893	$2,563,696	$1,689,231	$2,972,807
PBRSU Vesting(4)	$1,356,811	$508,854	$848,014	$551,220	$508,854
Life Insurance Proceeds	$3,000,000	$3,000,000	$3,000,000	$3,000,000	$3,000,000

(1)	On May 5, 2014, Mr. Steinhafel stepped down as President & CEO, and resigned as a Director. Amounts shown in this table reflect a hypothetical situation. See “CEO Departure” on page 57 for a description of the payments upon termination of Mr. Steinhafel’s employment.

(2)	Mr. Steinhafel was the only NEO eligible for the ODCP, which was frozen to new participants and further compensation deferrals in 1996. Amounts represent the present value of the above market earnings that the former CEO’s beneficiary would have received during the beneficiary’s life, calculated using 12.0% as the earnings rate (as provided in the plan) and a discount rate of 4.70% (reflecting the Moody’s Bond Indices Corporate Avg rate determined as of January 31, 2014).

(3)	Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on January 31, 2014 ($56.64 per share) and subtracting the exercise price of such option shares.

(4)	Amounts determined by multiplying the number of shares equal to the minimum payout by our closing stock price on January 31, 2014 ($56.64 per share), though the actual number of shares will be based on the actual performance at the end of the performance period.

Disability

If a NEO becomes totally and permanently disabled while employed, the Post-Termination Benefits consist of:

•	The right to continued above-market interest under the ODCP;

•	Accelerated vesting of RSU awards;

•	Vesting of PBRSUs, with payout occurring after the end of the performance period based on the actual performance at the end of that period; and

•	Monthly payments under the Excess Long-Term Disability Plan if he or she also participated in the widely available qualified long-term disability plan.

Our Excess Long-Term Disability Plan, a self-insured unfunded plan, provides monthly disability income payments with respect to the portion of annualized salary and three-year average Bonus and Non-Equity Incentive Plan compensation above the annual compensation limit (currently set at $245,000) but not exceeding $1 million. The plan replaces 60% of a participant’s eligible compensation. A participant who becomes disabled before age 65 is eligible to receive payments under the plan while he or she is totally and permanently disabled through age 65 (with a minimum of three years of disability payments) or death, if sooner. In addition, the NEO will have the right to receive a payout, if any, under PSUs after the end of the performance period based on the actual performance at the end of that period.

	MR. STEINHAFEL(1)	MR. MULLIGAN	MS. TESIJA	MS. SCHIEL	MR. JONES
ODCP: Present Value of Above-Market Interest(2)	$9,237,715	N/A	N/A	N/A	N/A
RSU Vesting(3)	$5,849,779	$1,868,893	$2,563,696	$1,689,231	$2,972,807
PBRSU Vesting(3)	$1,356,811	$508,854	$848,014	$551,220	$508,854
Excess Long-Term Disability	$453,000	$453,000	$453,000	$453,000	$453,000
Plan (Annual Payments)

(1)	On May 5, 2014, Mr. Steinhafel stepped down as President & CEO, and resigned as a Director. Amounts shown in this table reflect a hypothetical situation. See “CEO Departure” on page 57 for a description of the payments upon termination of Mr. Steinhafel’s employment.

(2)	See Note 2 to the Voluntary Termination table on page 58.

(3)	Amounts determined by multiplying the number of shares equal to the minimum payout by our closing stock price on January 31, 2014 ($56.64 per share), though the actual number of shares will be based on the actual performance at the end of the performance period.

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Change-in-Control

The following discussion describes the payments and benefits that: (a) are triggered by the occurrence of a change-in-control; and (b) are triggered only by a qualifying termination of employment following a change-in-control. In general terms, we will experience a change-in-control, as defined in our compensation plans, whenever any of the following events occur:

•	50% or more of our Board of Directors consists of persons who have not been nominated or appointed by incumbent directors, for which purpose any director who assumes office as a result of an actual or threatened contested election will not be considered as having been nominated or appointed by incumbent directors;

•	Any person or group acquires 30% or more of our common stock;

•	We merge with or into another company and our shareholders own less than 60% of the combined company; or

•	Our shareholders approve an agreement or plan to liquidate or dissolve our company.

Importantly, our plans do not provide for any gross-ups for taxes due on any payments described in this section.

Without Termination of Employment

The consequence of a change-in-control to the NEOs, without termination of employment, is as follows:

•	The deferred compensation balance under the ODCP, together with the present value of the continued above-market interest under the ODCP, as well as the deferred compensation balance in the EDCP, will be paid in a lump sum as soon as allowed under IRC Section 409A, unless the Board of Directors determines not to accelerate payment of these amounts.

•	A pro rata portion of outstanding RSUs will vest and be paid out within ten days following the change-in-control. The pro rata vesting is based on the percentage of the three-year vesting period that has elapsed as of the date of the change-in-control. The balance of the awards is forfeited. If the executive officer meets the age and years of service requirements described in Note 2 to the Outstanding Equity Awards at 2013 Fiscal Year-End table, all RSUs subject to those awards will vest and be paid out within ten days following the change-in-control.

•	A pro rata portion of outstanding PBRSU and PSU awards (those still in their respective performance period) will be deemed to have been earned at the target payout level and paid out within ten days following the change-in-control. The pro rata payout is based on the percentage of the three-year performance period that has elapsed as of the date of the change-in-control. The balance of the awards is forfeited. We use the target payout level for this calculation rather than actual performance to eliminate arbitrary results that could occur with a shortened performance period. For PBRSU awards, if the executive officer meets the age and years of service requirements described in Note 3 to the Outstanding Equity Awards at 2013 Fiscal Year-End table, all PBRSUs subject to those awards will be deemed to have been earned at the target payout level and be paid out within ten days following the change-in-control.

If a change-in-control occurred on February 1, 2014, the NEOs would have received the following:

	MR. STEINHAFEL(1)	MR. MULLIGAN	MS. TESIJA	MS. SCHIEL	MR. JONES
ODCP: Present Value of Above-Market Interest(2)	$10,346,674	N/A	N/A	N/A	N/A
RSU Vesting(3)	$5,849,779	$1,085,896	$1,380,636	$913,251	$1,605,327
PBRSU Vesting(3)	$1,809,025	$18,845	$31,407	$20,416	$18,845
PSU Vesting(3)	$2,451,721	$674,441	$1,111,143	$733,839	$249,935

(1)	On May 5, 2014, Mr. Steinhafel stepped down as President & CEO, and resigned as a Director. Amounts shown in this table reflect a hypothetical situation. See “CEO Departure” on page 57 for a description of the payments upon termination of Mr. Steinhafel’s employment.

(2)	Mr. Steinhafel was the only NEO eligible for the ODCP, which was frozen to new participants and further compensation deferrals in 1996. The present value is determined by assuming that payments of the former CEO’s account would have been made based on his payment elections, and then determining the present value of the above-market earnings using an assumed annual earnings rate of 12% (reflecting the earnings rate in effect for the ODCP on February 1, 2014) and a discount rate of 4.31% (the reference interest rate for the 2014 ODCP plan year; see page 56 for details).

(3)	Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 31, 2014 ($56.64 per share).

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With Involuntary or Good Reason Termination of Employment

In addition to the payments upon a change in control explained above under “Without Termination of Employment,” if a NEO’s employment terminates involuntarily or voluntarily with good reason (a material reduction in compensation or responsibilities or a required relocation following a change-in-control), the Post-Termination Benefits that may be received consist of severance under the ICP and accelerated vesting of outstanding stock options. The estimated amount of additional Post-Termination Benefits by the involuntary or good reason termination of employment in excess of the benefits triggered by the change-in-control transaction are as follows:

	MR. STEINHAFEL(1)	MR. MULLIGAN	MS. TESIJA	MS. SCHIEL	MR. JONES
ICP Payments (Severance)	$10,757,333	$2,286,818	$3,847,100	$2,633,680	$1,794,695
SPP III(2)	$(5,403,128)	N/A	N/A	N/A	N/A
Accelerated Vesting of Stock Options(3)	$1,619,121	$362,886	$724,816	$481,654	$0

(1)	On May 5, 2014, Mr. Steinhafel stepped down as President & CEO, and resigned as a Director. Amounts shown in this table reflect a hypothetical situation. See “CEO Departure” on page 57 for a description of the payments upon termination of Mr. Steinhafel’s employment.

(2)	See Note 2 to the Involuntary Termination table on page 58.

(3)	Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on January 31, 2014 ($56.64 per share) and subtracting the exercise price of such option shares.

EQUITY COMPENSATION PLAN INFORMATION

NUMBER OF SECURITIES
REMAINING AVAILABLE
FOR FUTURE ISSUANCE
UNDER EQUITY
	NUMBER OF SECURITIES		COMPENSATION PLANS
	TO BE ISSUED UPON	WEIGHTED-AVERAGE	AS OF
	EXERCISE OF	EXERCISE PRICE OF	FEBRUARY 1, 2014
	OUTSTANDING OPTIONS,	OUTSTANDING OPTIONS,	(EXCLUDING SECURITIES
PLAN	WARRANTS AND RIGHTS	WARRANTS AND RIGHTS	REFLECTED IN
CATEGORY	AS OF FEBRUARY 1, 2014	AS OF FEBRUARY 1, 2014	COLUMN (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	31,658,500(1)	$ 52.19	18,707,670
Equity compensation plans not approved by security holders	0		0
TOTAL	31,658,500	$ 52.19	18,707,670

(1)	This amount includes 6,804,490 PSU, RSU and PBRSU shares potentially issuable upon settlement of PSUs, RSUs and PBRSUs issued under our Long-Term Incentive Plan and 2011 Long-Term Incentive Plan. The actual number of PSU and PBRSU shares to be issued depends on our financial performance and total shareholder return, respectively, over a period of time. PSUs, RSUs and PBRSUs do not have an exercise price and thus they have been excluded from the weighted average exercise price calculation in column (b).

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ITEM TWO	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee appointed Ernst & Young LLP as the independent registered public accounting firm for Target and its subsidiaries for the fiscal year ending January 31, 2015. Ernst  & Young  LLP has been retained in that capacity since 1931. The Audit Committee is aware that a long-tenured auditor may be believed by some to pose an independence risk. To address these concerns, our Audit Committee:

•	Reviews all non-audit services and engagements provided by Ernst & Young LLP, specifically with regard to the impact on the firm’s independence;

•	Conducts an annual assessment of Ernst & Young LLP’s service quality, and its working relationship with our management;

•	Conducts regular private meetings separately with each of Ernst & Young LLP and our management; and

•	Interviews and approves the selection of Ernst & Young LLP’s new lead engagement partner with each rotation.

The members of the Audit Committee believe that the continued retention of Ernst  & Young  LLP to serve as our independent registered public accounting firm is in the best interests of our company and its shareholders.

As a good corporate governance practice, the Board of Directors is seeking shareholder ratification of the appointment even though ratification is not legally required. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm for Target and its subsidiaries for the fiscal year ending January 31, 2015.

A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional services performed by Ernst  & Young  LLP for the annual audit of our consolidated financial statements for fiscal 2013 and 2012, the review of our interim consolidated financial statements for each quarter in fiscal 2013 and 2012, and for audit-related, tax and all other services performed in fiscal 2013 and 2012:

	FISCAL YEAR END
	FEBRUARY 1, 2014	FEBRUARY 2, 2013
Audit Fees(1)	$4,912,000	$3,666,000
Audit-Related Fees(2)	596,000	181,000
Tax Fees:
Compliance(3)	2,294,000	2,625,000
Planning & Advice(4)	2,056,000	894,000
All Other Fees(5)	86,000	—
TOTAL	$9,944,000	$7,366,000

(1)	Includes annual integrated audit, statutory audits of certain foreign subsidiaries, consents for securities offerings and registration statements, and accounting consultations.
(2)	Includes benefit plan audits, accounting consultations, and other attestation services.
(3)	Includes tax return preparation and other tax compliance services, including tax methods analysis and support.
(4)	Includes tax planning advice and assistance with tax audits and appeals.
(5)	Includes various non-tax governmental application and filing services.

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The Audit Committee’s current practice requires pre-approval of all audit services and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

THE AUDIT COMMITTEE RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee Target’s financial reporting process. Management has primary responsibility for our consolidated financial statements and reporting process, including our systems of internal controls. Target’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. In addition, the independent registered public accounting firm will express its opinion on the effectiveness of our internal control over financial reporting.

A copy of the Audit Committee Position Description, which has been adopted by our Board of Directors and further describes the role of the Audit Committee in overseeing our financial reporting process, is available online at www.target.com/investors (click on “Investors,” then “Corporate Governance”).

In performing its functions, the Audit Committee:

•	Met with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations and their evaluations of Target’s internal controls;

•	Reviewed and discussed with management the audited financial statements included in our Annual Report;

•	Discussed with our independent registered public accounting firm the matters required to be discussed by the applicable Public Company Oversight Board standards; and

•	Received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accountant’s communication with the Audit Committee concerning independence, and discussed with them matters relating to their independence.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Position Description, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2014, for filing with the SEC.

AUDIT COMMITTEE

Roxanne S. Austin, Chair

Mary E. Minnick

Anne M. Mulcahy

Derica W. Rice

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ITEM THREE	ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (“SAY ON PAY”)

Consistent with the views expressed by shareholders at our 2011 Annual Meeting, the Board of Directors has determined to seek an annual non-binding advisory vote from shareholders to approve the executive compensation as disclosed in the Compensation Discussion & Analysis (“CD&A”), tabular disclosures and related narrative of this proxy statement.

Our compensation programs are structured to align the interests of our executive officers with the interests of our shareholders. They are designed to attract, retain, and motivate a premier management team to sustain our distinctive brand and its competitive advantage in the marketplace, and to provide a framework that encourages outstanding financial results and shareholder returns over the long term. Shareholders are urged to read the CD&A, which discusses in-depth how our executive compensation programs are aligned with our performance and the creation of shareholder value.

We have always believed that open dialogue with our shareholders is critical to our success, and we take their feedback seriously. At our June 2013 annual meeting of shareholders, shareholders approved our Say on Pay proposal in support of our executive compensation program. However, the support level was well below what we deem to be acceptable. As a result, we embarked on a significant shareholder outreach effort to listen to concerns about our executive compensation plans and governance, and we have taken specific actions in response to this feedback.

Since our June 2013 Say on Pay vote, we have held meetings or hosted calls with shareholders representing approximately 40% of shares voted and two proxy advisory firms. The majority of the conversations were led by either Jim Johnson, Lead Independent Director and Chair of our Board’s Compensation Committee, or Anne Mulcahy, the Chair of our Board’s Nominating & Governance Committee.

Specifically, the changes made by the Compensation Committee included:

Reducing our Former CEO’s Pay
•	Decreasing our former CEO’s annual LTI grant by nearly 32% over the prior year
•	Paying $0 to our former CEO for fiscal 2013 STI due to below threshold financial performance
•	Eliminating the age-acceleration feature from our former CEO’s pension plan with no replacement value
Placing Even Greater Emphasis on Pay for Performance
•	Discontinuing stock option grants
•	Increasing the PSU portion of our annual LTI mix from 25% to 75%
•	Replacing our RSUs with PBRSUs, which now comprise the remaining 25% of the annual LTI mix and are essentially RSUs tied to relative TSR
Adjusting Our PSU Plan:
•	Adding a third relative metric, return on invested capital, to create a balanced PSU plan focused on the key metrics we use to manage our business and drive shareholder returns over time

Our comprehensive overhaul of our executive compensation program in fiscal 2013 as a result of what we viewed as an unacceptable level of support for our 2013 Say on Pay vote shows how seriously we consider our shareholders’ feedback. We value the feedback provided by our shareholders and look forward to continued, open dialogue on compensation matters and other issues relevant to our business.

THE BOARD OF DIRECTORS, UPON RECOMMENDATION OF THE COMPENSATION COMMITTEE, RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE FOLLOWING NON-BINDING RESOLUTION:

“RESOLVED, that the shareholders approve the compensation awarded to the named executive officers, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement.”

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EFFECT OF ITEM

The Say on Pay resolution is non-binding. The approval or disapproval of this item by shareholders will not require the Board or the Compensation Committee to take any action regarding Target’s executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Compensation Committee.

The Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interests of Target and its shareholders.

The Board values the opinions of Target’s shareholders as expressed through their votes and other communications. Although the resolution is non-binding, as evidenced by our outreach and response to the 2013 Say on Pay vote, the Board will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future compensation decisions.

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ITEM FOUR	SHAREHOLDER PROPOSAL TO ELIMINATE PERQUISITES

Richard J. Will, 14106 Ann’s Choice Way, Warminster, PA 18974, who held more than $2,000 of shares of common stock on October 4, 2013, intends to submit the following resolution to shareholders for approval at the 2014 annual meeting:

RESOLUTION

I request that Target Corporation’s Board of Directors and Compensation Committee cease paying for perquisites for all named executives of the corporation starting in fiscal year 2015.

SHAREHOLDER’S SUPPORTING STATEMENT

The definition of perquisite is; a privilege of profit incidental to regular salary or wages. I do not believe that Target’s named executives have demanded these payments (with their income tax consequences such as gross ups) nor would they be hard pressed to pay for the items in question. In fact, their total compensation seems to be sufficient to enable these executives to be able to pay easily for these perquisites. (Target’s compensation levels are about equal to Walmart’s which has 6.5 times total revenue.) For most private and government employees, reimbursements for car use, personal use of company aircraft, reimbursement of financial management expenses, reimbursement of home security expenses, on-site parking, on-site exercise room, spousal travel on business trips, gifts, and executive physicals would be against regulations or even illegal and could result in dismissal. (Governor McDonnell of Virginia can attest to this outcome.) The value of perquisites is small compared to the high awards in the other categories of compensation. However, perquisites can have the potential to be excessively costly to shareholders if additional perquisites are covered in the future such as; housing expenses, personal travel, legal services (wills, purchase of homes, divorce), and children’s weddings. I realize that this suggestion covers some of the same subject matter as the yearly company “Advisory Approval of Executive Compensation” which is approved every year. As such, Rule 14a-8 would indicate that my proposal cannot be accepted. However, the yearly Advisory Approval of Executive Compensation is advisory only and nonbinding on the Board, and meaningless as such. Also, shareholders are invited to express their opinions.

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors has considered this proposal and believes its adoption at this time is not in the best interests of Target or our shareholders. As discussed on page 43, Target provides certain perquisites to executive officers primarily to:

•	Allow them to devote more time to our business; and

•	Promote their health, safety, and security.

All perquisites are taxable to the executive officers and no tax gross-ups are provided. The Compensation Committee reviews the level of perquisites on an annual basis, and believes the perquisites Target offers are consistent with market practice. The Compensation Committee conducted a comprehensive review of all pay elements, including perquisites, as part of its outreach efforts following the 2013 Say on Pay vote. The Compensation Committee determined that the perquisites we provide are appropriate, while simultaneously undertaking considerable changes to other elements of program as described in our Compensation Discussion and Analysis on page 35. In addition, The Board believes that eliminating perquisites, as called for by this proposal, would put the company at a competitive disadvantage by eliminating a common pay element offered by many of our retail and general industry peers.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE SHAREHOLDER PROPOSAL TO ELIMINATE PERQUISITES.

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ITEM FIVE	SHAREHOLDER PROPOSAL TO ADOPT A POLICY FOR AN INDEPENDENT CHAIRMAN

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who held more than $2,000 of shares of common stock on December 15, 2013, intends to submit the following resolution to shareholders for approval at the 2014 annual meeting:

RESOLUTION

Proposal 5 – Independent Board Chairman

RESOLVED: Shareholders request that our Board of Directors to adopt a policy, and amend other governing documents as necessary to reflect this policy, to require the Chair of our Board of Directors to be an independent member of our Board. This independence requirement shall apply prospectively so as not to violate any contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.

SHAREHOLDER’S SUPPORTING STATEMENT

When our CEO is our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

This topic is particularly important for Target, because our Lead Director, James Johnson, received our highest negative votes and he is supposed to serve a check and balances role in regard to our Chairman. Plus Mr. Johnson chaired our executive pay committee ($24 million for our chairman, Gregg Steinhafel) and had 17-years long-tenure, which detracts from director independence. And Mr. Johnson could be over-burdened with director duties at 3 companies. Anne Mulcahy, who chaired our nomination committee, received our second highest negative votes. Plus Ms. Mulcahy had 16-years long-tenure and could be over-burdened with director duties at 4 companies.

Roxanne Austin, who chaired our audit committee, could be over-burdened with director duties at 5 companies. Solomon Trujillo had our longest tenure at 19 years and had director duties at 3 companies.

This proposal should also be more favorably evaluated due to our Company’s clearly improvable corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm, gave Target a D for its executive pay – $24 million for Gregg Steinhafel. Target was also incorporated in Minnesota and GMI said Minnesota law contains multiple provisions which protect management from hostile takeovers, diminishing shareholder interests. Shareholders wishing to secure a large stake in Target stock are also limited by Minnesota’s Control Share Acquisition Provision. Once a shareholder reaches a certain ownership threshold, all further shares acquired are denied voting rights.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Independent Board Chairman – Proposal 5

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors has considered this proposal and believes that its adoption at this time is not in the best interests of Target or our shareholders. The Board believes that any decision to maintain a combined Chair/CEO role or to separate these roles should be based on the specific circumstances of a corporation, the independence and capabilities of its directors, and the leadership provided by its CEO. The Board does not believe that separating the roles of Chair and CEO should be mandated or that such a separation would, by itself, deliver additional benefit for shareholders.

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The Board believes that its current leadership structure and governance practices allow it to provide effective, independent oversight of our company. Specifically:

•	Our Corporate Governance Guidelines require us to have a Lead Independent Director with significant responsibilities that are described in detail on page 11 whenever the roles of Chair and CEO are combined.

•	Our Lead Independent Director is elected annually by the independent, non-management directors.

•	Independent directors meet frequently in executive sessions that are presided over by our Lead Independent Director with no members of management present. Independent directors use these executive sessions to discuss matters of concern as well as any matter they deem appropriate, including evaluation of the CEO and senior management, management succession planning, matters to be included on board agendas, board informational needs and board effectiveness.

•	The Chairpersons—and all members—of the Audit, Nominating & Governance, and Compensation Committees are independent directors. These Board committee chairpersons determine matters to be discussed and materials to be evaluated in the areas covered by their respective committee charters.

While our CEO has historically also served as Chair of the Board, in connection with the recent departure of our former CEO, our Board elected an independent Interim Chair of the Board. The Interim Chair of the Board has primary responsibility for leading the Board. However, because no decision has yet been made to make the role of independent Chair permanent, the Board determined that the role of Lead Independent Director should remain to provide continuity during this period of transition. The Board expects to revisit our Board leadership structure in connection with the appointment of a permanent CEO.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE SHAREHOLDER PROPOSAL TO ADOPT A POLICY FOR AN INDEPENDENT CHAIRMAN.

ITEM SIX	SHAREHOLDER PROPOSAL TO ADOPT A POLICY PROHIBITING DISCRIMINATION “AGAINST” OR “FOR” PERSONS

Thomas Strobhar, 2121 Upper Bellbrook Road, Xenia, Ohio 45385, who held more than $2,000 of shares of common stock on December 24, 2013, intends to submit the following resolution to shareholders for approval at the 2014 annual meeting:

RESOLUTION

The shareholders request the Board of Directors to institute the following policy:

There shall be no discrimination against or discrimination for persons based on race, religion, gender, or sexual orientation in hiring, vendor contracts or customer relations, except where required by law.

SHAREHOLDER’S SUPPORTING STATEMENT

“The best way to stop discrimination on the basis of race, is to stop discriminating on the basis of race.”- John Roberts, Chief Justice of the Supreme Court of the United States

Our country was founded on the principal of equality. Thousands of Americans have given their “last full measure of devotion” for this principal. We dishonor them by continuing practices that are inherently discriminatory. We cannot discriminate “for” a particular group of persons, for whatever reason, without discriminating “against” another group. Let us resolve to commit our company to true equality.

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POSITION OF THE BOARD OF DIRECTORS

The Board of Directors has considered this proposal and believes its adoption at this time is not in the best interests of Target or our shareholders because we already have policies and practices that the Board believes substantially address the proposal. Our existing equal opportunity policy provides that our employment practices will be implemented without regard to race, color, national origin, sex (including pregnancy), religious beliefs, age, disability, sexual orientation, gender identity or expression, citizenship status, military status, genetic information or any other basis protected by federal, state or local fair employment practice laws. In addition, our Standards of Vendor Engagement require our vendors to comply with local laws and seek to eliminate workplace discrimination based on race, gender, personal characteristics or beliefs.

Our policies and practices comply with and are permitted by law, but the proposal seeks to limit our policies and practices to only those required by law. The Board believes that arbitrarily limiting our legally permissible activities would put the company at a competitive disadvantage. In particular, the Board believes the proposal would interfere with our ability to tailor our employment, benefits and sourcing policies and to attract and retain a diverse workforce and vendor base.

At the heart of our company are the diverse backgrounds and perspectives of our more than 366,000 Target team members. The diversity of our team fosters a unique, inclusive culture that is collaborative, dynamic and guided by our shared commitment to delivering outstanding results. The market insight, community building and commitment of our African American, Asian American, Hispanic, LGBTA, Women’s and Military Business Councils help make Target a great place to work and inform business decisions that create a competitive advantage. Our Vice President of Diversity & Inclusion leads a team that works to integrate the Business Councils with our company-wide diversity strategy.

We also believe it is important that our stores and merchandise reflect the communities in which we operate. As a result, we actively recruit and engage diverse suppliers and business partners through meaningful participation in national and local organizations focused on diverse business development. In addition, we extend this commitment to our involvement in many innovative programs, partnerships and sponsorships that share our objective of fostering an inclusive culture. We care about the needs of the communities we serve, and embrace their diversity through our support. Information regarding our diversity programs is located at www.target.com/diversity.

We believe the Board and management are in the best position to determine the most effective approach to hiring, vendor contracts and customer relations, while complying with all applicable laws. For these reasons, we believe that adopting this proposal would not be in the best interests of Target or its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE SHAREHOLDER PROPOSAL TO ADOPT A POLICY PROHIBITING DISCRIMINATION “AGAINST” OR “FOR” PERSONS.

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QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND VOTING

1.	WHAT IS THE PURPOSE OF OUR ANNUAL MEETING?

Our Annual Meeting provides shareholders with the opportunity to act upon the items of business described in the accompanying Notice of 2014 Annual Meeting of Shareholders. In addition, the Annual Meeting serves as a forum where our management reports on Target’s performance during fiscal 2013 and responds to questions from shareholders.

2.	WHAT IS INCLUDED IN THE PROXY MATERIALS?

The proxy materials for our 2014 Annual Meeting of Shareholders include the accompanying Notice of 2014 Annual Meeting of Shareholders, this proxy statement, our Annual Report on Form 10-K for the year ended February 1, 2014 (Annual Report) and a proxy card or voting instruction form.

3.	WHAT IS A PROXY AND WHAT IS A PROXY STATEMENT?

A proxy is your legal designation of another person to vote the shares you own. The person you designate is called a proxy or proxy holder. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Any proxy may be revoked at any time prior to completion of voting at the Annual Meeting by delivering either a proper written notice of revocation of your proxy or a later-dated proxy to our Corporate Secretary, 1000 Nicollet Mall, TPS-2670, Minneapolis, Minnesota 55403. We have designated two of our officers as proxies for the 2014 Annual Meeting of Shareowners—John J. Mulligan and Timothy R. Baer. A proxy statement is the document that contains the information the Securities and Exchange Commission (SEC) rules require us to provide when we ask you to sign a proxy designating individuals to vote on your behalf.

4.	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A REGISTERED SHAREHOLDER AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with Target’s transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered a registered shareholder with respect to those shares. If your shares are held through a broker, trustee, bank or other nominee, you are considered the “beneficial owner” of those shares.

5.	WHO MAY VOTE AND WHAT CONSTITUTES A QUORUM FOR THE ANNUAL MEETING?

Only registered shareholders or beneficial owners holding our outstanding shares at the close of business on the record date, April 14, 2014, are entitled to receive notice of the Annual Meeting and to vote. Target common stock is the only class of voting shares we have outstanding. Each share of common stock will have one vote for each director nominee and one vote on each item of business to be voted on. As of the record date, 633,495,358 shares of our common stock were outstanding.

We need a quorum to be able to hold the Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

6.	HOW DO I VOTE?

Depending on how you hold your shares, you have up to three options for voting in advance: (a) Internet, (b) telephone, or (c) mailing your proxy card. In addition, you may vote in person at the Annual Meeting if you follow the procedures described below.

•	Internet or Telephone. All registered shareholders can vote through the Internet or by touch-tone telephone by calling the toll-free number identified on your proxy card and following the instructions described on the proxy card. Beneficial owners may vote through the Internet or by telephone if their broker, trustee, bank or nominee makes those methods available. Internet and telephone voting are available 24 hours a day, seven days a week up to the deadline. The Internet and telephone voting deadline for participants in the Target 401(k) Plan is 6:00 a.m. Eastern Daylight Time on June 9, 2014. For all registered shareholders or other beneficial owners, the deadline is 11:59 p.m. Eastern Daylight Time on June 10, 2014.

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•	Mailing. All registered shareholders can vote by completing, properly signing and mailing a written proxy card. Those shareholders voting by mail should return their proxy card promptly to ensure it is received before the date of the Annual Meeting or, for participants in the Target 401(k) Plan, by 6:00 a.m. Eastern Daylight Time on June 9, 2014.

•	In Person. All registered shareholders may vote in person at the Annual Meeting. Beneficial owners may vote in person at the Annual Meeting if they have a legal proxy. Please note that if you are a beneficial owner and request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf. Registered shareholders and beneficial owners planning to attend the meeting and vote in person must follow the instructions provided in Question 12 “How can I attend the Annual Meeting?” on page 73.

7.	WHAT HAPPENS IF I DO NOT PROVIDE INSTRUCTIONS ON HOW TO VOTE OR IF OTHER MATTERS ARE PRESENTED FOR DETERMINATION AT THE ANNUAL MEETING?

If you are a registered shareholder and return your proxy card without instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

If you are a beneficial owner, you generally cannot vote your shares directly and must instead instruct your broker, trustee, bank or nominee how to vote your shares using the voting instruction form provided by that intermediary. If you do not provide voting instructions, whether your shares can be voted by your broker, bank or nominee depends on the type of item being considered.

•	Non-Discretionary Items. If you do not provide voting instructions for any of the non-discretionary items at the Annual Meeting, your broker, bank or nominee cannot vote your shares, resulting in a “broker non-vote.” All items of business other than Item 2 (Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm) are non-discretionary items. Shares constituting broker non-votes will be counted as present for the purpose of determining a quorum at the Annual Meeting, but generally are not counted or deemed to be present in person or by proxy for the purpose of voting on any of the non-discretionary items.

•	Discretionary Items. Even if you do not provide voting instructions, your broker, bank or nominee may vote in its discretion on Item 2 (Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm) because it is a discretionary item.

If you hold shares through a trust, whether your trustee can vote your shares if you do not provide voting instructions depends on the agreement governing the trust holding your shares. Voting for shares held in the Target 401(k) Plan is detailed in the following Question 8 “How will shares in the Target 401(k) Plan be voted?”.

As of the date of this proxy statement, we know of no matters that will be presented for determination at the Annual Meeting other than those referred to in this proxy statement. If any other matters properly come before the meeting calling for a vote of shareholders, proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

8.	HOW WILL SHARES IN THE TARGET 401(K) PLAN BE VOTED?

This proxy statement is being used to solicit voting instructions from participants in the Target 401(k) Plan with respect to shares of our common stock that are held by the trustee of the plan for the benefit of plan participants. If you are a plan participant and also own other shares as a registered shareholder or beneficial owner, you will separately receive proxy materials to vote those other shares you hold outside of the Target 401(k) Plan. If you are a plan participant, you must instruct the plan trustee to vote your shares by utilizing one of the methods described on the voting instruction form that you receive in connection with your shares held in the plan. If you do not give voting instructions, the trustee generally will vote the shares allocated to your personal account in proportion to the instructions actually received by the trustee from participants who give voting instructions.

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9.	WHAT ITEMS ARE BEING VOTED UPON, HOW DOES THE BOARD RECOMMEND THAT I VOTE, AND WHAT ARE THE STANDARDS FOR DETERMINING WHETHER ANY ITEM HAS BEEN APPROVED?

ITEM OF BUSINESS	BOARD RECOMMENDATION	VOTING APPROVAL STANDARD	EFFECT OF ABSTENTION	EFFECT OF BROKER NON-VOTE
Item 1: Election of 10 Directors	FOR each Director Nominee	More votes “FOR” than “AGAINST”	No effect	No effect
Item 2: Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	FOR	Majority of shares present and entitled to vote(1)	Vote Against	Not applicable
Item 3: Advisory Approval of Executive Compensation	FOR	More votes “FOR” than “AGAINST”	No effect	No effect
Item 4: Shareholder Proposal to Eliminate Perquisites	AGAINST	Majority of shares present and entitled to vote(1)	Vote Against	No effect(2)
Item 5: Shareholder Proposal to Adopt a Policy for an Independent Chairman	AGAINST	Majority of shares present and entitled to vote(1)	Vote Against	No effect(2)
Item 6: Shareholder Proposal to Adopt a Policy Prohibiting Discrimination “Against” or “For” Persons	AGAINST	Majority of shares present and entitled to vote(1)	Vote Against	No effect(2)

(1)	This amount must be at least a majority of the minimum number of shares entitled to vote that would constitute a quorum. “Shares present” includes shares represented in person or by proxy at the Annual Meeting.

(2)	If quorum cannot be established without including broker non-votes, then those broker non-votes required to establish a minimum quorum will have the same effect as votes “Against.”

10.	MAY I VOTE CONFIDENTIALLY?

Subject to the exceptions described below, where the shareholder has requested confidentiality on the proxy card, our policy is to treat all proxies, ballots and voting tabulations of a shareholder confidentially.

If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the Annual Meeting, except (a) to meet applicable legal requirements, (b) to allow the independent election inspectors to count and certify the results of the vote, or (c) if there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the SEC. The independent election inspectors may at any time inform us whether or not a shareholder has voted.

11.	MAY I CHANGE MY VOTE?

Yes. Even after you have submitted your proxy, you may change your vote at any time by mailing a later-dated proxy card or by voting again via telephone or Internet before the applicable deadline—see the instructions under Question 6 “How do I vote?” on page 70. If you are a registered shareholder, you can also change your vote by attending the meeting in person and delivering a proper written notice of revocation of your proxy. Attendance at the meeting will not by itself revoke a previously granted proxy.

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12.	HOW CAN I ATTEND THE ANNUAL MEETING?

Only registered shareholders or beneficial owners of common stock holding shares at the close of business on the record date (April 14, 2014), or their duly appointed proxies, may attend the Annual Meeting. If you plan to attend the meeting, you must:

•	Present a government-issued photo identification, such as a driver’s license, state-issued ID card, or passport, and

•	Establish proof of ownership using one of the following permitted methods:

ATTENDEE	PERMITTED PROOF OF OWNERSHIP
Registered	Any one of the following:
Shareholder	•	Registered Shareholder List. Your name will be verified against our list of registered shareholders as of the record date;
	•	Proxy Card. The proxy card that you received in the mail (or, if you have already voted and returned your proxy card, the top part of the proxy card marked “Keep this Portion for Your Records”); or
	•	Email with Voting Instructions. A copy of the email you received with instructions containing a link to the website where our proxy materials are available, a link to the proxy voting website and a valid control number.
Beneficial Owner	Any one of the following:
	•	Account Statement. Your account statement showing your share ownership as of the record date;
	•	Email with Voting Instructions. A copy of the email you received with instructions containing a link to the website where our proxy materials are available, a link to the proxy voting website and a valid control number;
	•	Legal Proxy. A valid legal proxy containing a valid control number or a letter from a registered shareholder naming you as proxy;
	•	Letter from Intermediary. A letter from a broker, trustee, bank or nominee holding your shares confirming your ownership as of the record date; or
	•	Voting Instruction Form. The voting instruction form you received in the mail from your broker, trustee, bank or nominee holding your shares containing a valid control number.
Guest	•	You must be accompanied by a shareholder who pre-registered no later than June 6, 2014 by submitting a request to Target’s Investor Relations Department, providing proof of ownership and submitting your name as the shareholder’s guest. Only one guest is permitted per shareholder.

Any attendee who does not have identification and establish proof of ownership will not be admitted to the Annual Meeting.

We will decide in our sole discretion whether the documentation you present for admission to the meeting meets the admission requirements. If you hold your shares in a joint account, both owners can be admitted to the meeting if proof of joint ownership is provided and you both provide identification.

To expedite the admission process we strongly encourage all shareholders wishing to attend the Annual meeting to pre-register by submitting their attendance request and proof of ownership to Target’s Investor Relations Department by email at investorrelations@target.com or by telephone at (800) 775-3110. Pre-registration requests will be processed in the order in which they are received and must be received no later than June 6, 2014. Shareholders who wish to bring a guest must complete the pre-registration process and submit the guest’s name to Target’s Investor Relations Department by that deadline. Only one guest is permitted per shareholder.

13.	HOW WILL THE ANNUAL MEETING BE CONDUCTED?

Same-day registration and admittance will begin at 12:30 p.m. Central Daylight Time. We will have two separate lines, one for pre-registered attendees and one for same-day registering attendees. If you do not pre-register for the meeting, you should allow ample time for the same-day registration, as no attendees will be admitted after 1:40 p.m. Central Daylight Time.

An Annual Meeting program containing rules of conduct for the Annual Meeting will be provided to meeting attendees. The use of cameras, video and audio recording devices and other electronic devices at the Annual Meeting is prohibited, and such devices will not be allowed in the Annual Meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras, and while you may bring these phones into the venue, you may not use the camera function at any time.

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14.	HOW MAY I ACCESS OR RECEIVE THE PROXY MATERIALS, OTHER PERIODIC FILINGS, KEY CORPORATE GOVERNANCE DOCUMENTS AND OTHER INFORMATION?

You can access our proxy statement and Annual Report, SEC filings, key corporate governance documents and other information in a number of different ways, free of charge:

METHODS OF ACCESS
		WEBSITE	ELECTRONIC DELIVERY	HARD COPY
Proxy Materials
Proxy Statement Annual Report	www.target.com/investors Register to receive email alerts by entering your email address under “Investor Email Alerts.”	Sign up at www.target.com/investors (click on “Investors,” then “Shareholder Services” and “Sign up for E-Delivery”)	Contact Investor Relations:
Email
investorrelations@target.com
Phone
(800) 775-3110
Mail
Target Corporation
Attn: Investor Relations
1000 Nicollet Mall
Minneapolis, Minnesota
55403
Online
www.target.com/investors
(click on “Investors,” then “Shareholder Services” and “Request Materials”)
Other Information
Other Periodic Reports:		www.target.com/investors	Contact Investor Relations:	Contact Investor Relations:
• •	Forms 10-Q Forms 8-K	Register to receive email alerts by entering your email address under “Investor Email Alerts.”	Email investorrelations@target.com	Email investorrelations@target.com Phone (800)775-3110 Mail Target Corporation Attn: Investor Relations 1000 Nicollet Mall Minneapolis, Minnesota 55403

Corporate Governance Documents:		www.target.com/investors (click on “Investors,” then “Corporate
•	Articles of Incorporation	Governance”)
•	Bylaws
•	Corporate Governance Guidelines
•	Board Committee Position Descriptions (Charters)
•	Business Conduct Guide
Corporate Responsibility Report		https://corporate.target.com/corporate-responsibility
(click on “2012 Corporate Responsibility Report”)

15.	WHAT IS HOUSEHOLDING?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you and other shareholders with whom you share an address currently receive multiple copies of our annual report and/or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the annual report or proxy statement for your household, please contact our Investor Relations Department by email, phone or mail using the information in the “Hard Copy” column of Question 14.

If you participate in householding and would like to receive a separate copy of our 2013 annual report or this proxy statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

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16.	HOW ARE PROXIES BEING SOLICITED AND WHO PAYS THE RELATED EXPENSES?

Proxies are being solicited principally by mail, by telephone and through the Internet. In addition to sending you these materials, some of our directors and officers, as well as management employees, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by Target, postings on our website, www.target.com and print advertisements. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Georgeson Inc. to act as a proxy solicitor for a fee estimated to be $45,000, plus reimbursement of out-of-pocket expenses. We will pay the expenses in connection with our solicitation of proxies.

17.	HOW CAN I COMMUNICATE WITH TARGET’S BOARD OF DIRECTORS?

Shareholders and other interested parties seeking to communicate with any individual director or group of directors may send correspondence to Target Board of Directors, c/o Corporate Secretary, 1000  Nicollet Mall, TPS-2670, Minneapolis, Minnesota 55403 or may send an email to BoardOfDirectors@target.com, which is managed by the Corporate Secretary. The Corporate Secretary, in turn, has been instructed by the Board to forward all communications, except those that are clearly unrelated to Board or shareholder matters, to the relevant Board members.

18.	HOW DO I SUBMIT A PROPOSAL FOR ACTION AT THE 2015 ANNUAL MEETING OF SHAREHOLDERS?

Proposals by shareholders that are submitted for inclusion in our proxy statement for our 2015 Annual Meeting must follow the procedures provided in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. To be timely under Rule 14a-8, they must be received by our Corporate Secretary by January 20, 2015. The contact information for our Corporate Secretary is Target Corporation, 1000 Nicollet Mall, Mail Stop TPS-2670, Minneapolis, Minnesota 55403.

If a shareholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at an annual meeting of shareholders (other than director nominations), that shareholder must give advance written notice of such proposal to our Corporate Secretary, which notice must be received at least 90 days prior to the anniversary of the most recent annual meeting. For our 2015 Annual Meeting, notice must be received by March 13, 2015, and must comply with all applicable statutes and regulations, as well as certain other provisions contained in our bylaws, which generally require the shareholder to provide a brief description of the proposed business, reasons for proposing the business and certain information about the shareholder and the Target securities held by the shareholder.

Under our bylaws, if a shareholder plans to nominate a person as a director at an annual meeting, the shareholder is required to place the proposed director’s name in nomination by written request received by our Corporate Secretary at least 90 days prior to the anniversary of the most recent annual meeting. Shareholder-proposed nominations for our 2015 Annual Meeting must be received by March  13, 2015, and must comply with all applicable statutes and regulations, as well as certain other provisions contained in our bylaws, which generally require the shareholder to provide certain information about the proposed director, the shareholder and the Target securities held by the shareholder.

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APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

We report our financial results in conformity with U.S. generally accepted accounting principles (GAAP). We also use certain non-GAAP financial measures as part of our compensation program: (a) Incentive EBIT, and (b) a non-GAAP measure of EPS for PSUs. Our reconciliation of those non-GAAP financial measures to our GAAP measures is included below. Our non-GAAP financial measures should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting the usefulness of the measure for comparisons with other companies.

INCENTIVE EBIT

We used a non-GAAP Incentive EBIT metric that excludes the gain on our credit card receivables transaction and other matters presented below. We believe excluding these items is useful for reflecting our core business operations and, in the case of excluding incentive compensation expense, to simplify the calculation of Incentive EBIT. The most comparable GAAP measure is Consolidated EBIT.

	2013
(MILLIONS)	ACTUAL	THRESHOLD	GOAL
Consolidated GAAP EBIT	$4,229	$5,278	$5,490
Adjustments
Gain on receivables transaction(a)	(391)	(394)	(394)
Reduction of the beneficial interest(b)	98	109	109
Incentive Compensation Expense(c)	121	194	254
Canadian Translation(d)	(24)	—	—
Incentive EBIT	$4,034	$5,186	$5,459

Note: The sum of the adjustments may not equal the total adjustment amounts due to rounding.

(a)	Represents consideration received in the first quarter from the sale of our U.S. credit card receivables in excess of the recorded amount of the receivables.

(b)	Consideration received for the receivables transaction included a beneficial interest asset of $225 million, which effectively represents a receivable for the present value of future profit-sharing we expect to receive on the receivables sold. We expect the beneficial interest asset to be reduced over a four-year period following the sale.

(c)	To simplify the calculation of Incentive EBIT, our Short-Term Incentive Program measures Incentive EBIT on a pre-incentive compensation expense basis.

(d)	Uses a fixed exchange rate and excludes foreign currency exchange gains and losses.

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NON-GAAP MEASURE OF EPS FOR PSUs

We used a non-GAAP measure of EPS for PSUs that excludes the Canadian Segment, the gain on our credit card receivables transaction and other matters presented below from our (a) 2014 PSU awards granted in January 2014 covering 2014-2016, and (b) 2011 PSU awards paid out in March 2014 covering 2011-2013. The most comparable GAAP measure is diluted earnings per share. Additional information explaining why we exclude these items for the 2014 PSUs and 2011 PSUs is provided on pages 40 and 42 of the proxy statement, respectively.

(PER SHARE AMOUNTS)	2010	(a)	2013	(b)
GAAP diluted earnings per share	$4.00		$3.07
Adjustments
Total Canadian losses(c)	—		1.13
Loss on early retirement of debt	—		0.42
Gain on receivables transaction(d)	—		(0.38)
Reduction of beneficial interest asset	—		0.09
Non-GAAP EPS for PSUs	$4.00		$4.33

Note: The sum of the adjustments may not equal the total adjustment amounts due to rounding.

(a)	2010 is the baseline year for the 2011 PSU awards.
(b)	2013 is the final year of the 2011 PSU awards and the baseline year for the 2014 PSU awards.
(c)	Total Canadian losses consist of Canadian Segment EBIT, interest expense and taxes allocated to the Canadian Segment based on income tax rates applicable to the operations of the segment for the period. The Canadian Segment did not exist in 2010.
(d)	Represents consideration, including a beneficial interest asset, received in the first quarter of 2013 from the sale of our U.S. credit card receivables in excess of the recorded amount of the receivables. The receivables transaction was announced in October 2012 and closed in March 2013.

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1000 Nicollet Mall
Minneapolis, MN 55403
612.304.6073
Target.com

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TARGET
TARGET CORPORATION
1000 NICOLLET MALL
TPN 1145
MINNEAPOLIS, MN 55403

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Target Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your card.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Target Corporation in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M75874-P46050 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TARGET CORPORATION

The Board of Directors Recommends you vote "FOR" the listed nominees in Item 1 and "FOR" Items 2 and 3.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Roxanne S. Austin	☐	☐	☐
1b. Douglas M. Baker, Jr.	☐	☐	☐
1c. Calvin Darden	☐	☐	☐
1d. Henrique De Castro	☐	☐	☐
1e. James A. Johnson	☐	☐	☐
1f. Mary E. Minnick	☐	☐	☐
1g. Anne M. Mulcahy	☐	☐	☐
1h. Derica W. Rice	☐	☐	☐
1i. Kenneth L. Salazar	☐	☐	☐
1j. John G. Stumpf	☐	☐	☐

	For	Against	Abstain
2. Company proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.	☐	☐	☐
3. Company proposal to approve, on an advisory basis, our executive compensation ("Say-on-Pay").	☐	☐	☐

The Board recommends you vote "AGAINST" Items 4 through 6.	For	Against	Abstain
4. Shareholder proposal to eliminate perquisites.	☐	☐	☐
5. Shareholder proposal to adopt a policy for an independent chairman.	☐	☐	☐
6. Shareholder proposal to adopt a policy prohibiting discrimination "against" or "for" persons.	☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote on any other business brought before the meeting or any adjournment thereof.

For comments, please check this box and write them on the back where indicated. ☐

Mark here if you would like your voting instructions to be confidential pursuant to the Target Corporation policy on confidential voting described in the 2014 Proxy Statement. ☐ Yes ☐ No

If you are a registered or beneficial shareholder, consenting to receive all future annual meeting materials electronically is simple and fast! Enroll today at www.icsdelivery.com/target for secure online access to your proxy materials.

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your full title. Joint owners should each sign personally. Please sign, date and return the proxy card promptly using the enclosed envelope.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [PLEASE SIGN WITHIN BOX] Date

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MUST FOLLOW THE REQUIREMENTS FOR ADMISSION AT THE MEETING DESCRIBED IN THE PROXY STATEMENT. YOU ARE STRONGLY ENCOURAGED TO PRE-REGISTER BY JUNE 6, 2014.

As a Registered Shareholder you can access this Target Corporation account online via:
www.computershare.com/investor

Computershare, Target Corporation's Transfer Agent, now makes it easy and convenient to get current information on this shareholder account.

- View account status
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- Make address changes
- Obtain a duplicate 1099 tax form
- Establish/change your PIN

For Technical Information Call 1-800-794-9871
Monday - Friday between 9 a.m. - 7 p.m. Eastern Daylight Time

M75875-P46050

TARGET

Proxy Solicited on Behalf of the Board of Directors for the June 11, 2014 Annual Meeting of Shareholders
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet voting and telephone voting deadlines are 11:59 p.m. Eastern Daylight Time on June 10, 2014 for all shareholders except participants in the Target Corporation 401(k) Plan; and 6:00 a.m. Eastern Daylight Time on June 9, 2014 for participants in the Target Corporation 401(k) Plan.
Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

John J. Mulligan and Timothy R. Baer, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated on the reverse side hereof, all shares of capital stock of Target Corporation, a Minnesota corporation, held by the undersigned on April 14, 2014, the record date for the Annual Meeting of Shareholders to be held on June 11, 2014, and at any adjournment thereof. **This Proxy will be voted as directed, but if no direction is given it will be voted FOR the nominees and proposals set forth in Items 1, 2 and 3, and AGAINST the proposals set forth in Items 4, 5 and 6. The proxies cannot vote these shares unless you vote by telephone or the Internet or unless you sign this card on the reverse side and return it.**

The following information applies only to participants in the Target Corporation 401(k) Plan. In accordance with the terms of the Plan, participants are instructing the Trustee to vote as a named fiduciary under the Employee Retirement Income Security Act of 1974:

- This proxy card will constitute voting instructions to the Trustee of this Plan. These instructions will be held in the strictest confidence by the Trustee and will not be divulged or released to any person, including officers or employees of the Corporation. **If you return your voting instruction form but do not indicate your vote on a proposal, the Trustee is instructed to vote with the Board's recommendation, which is FOR the nominees and proposals set forth in Items 1, 2 and 3, and AGAINST the proposals set forth in Items 4, 5 and 6.**
- Your voting instructions will be applied based on the proportionate interest in shares held by the Target Common Stock Fund under the Plan. If you do not return a signed voting instruction form or respond by telephone or Internet as described on the reverse side, the Trustee will vote the proportionate interest in the shares held by the Target Common Stock Fund in the same proportion as instructions actually received by the Trustee from Plan participants who gave voting instructions. Instruction forms received by the Trustee after 6:00 a.m. Eastern Daylight Time on June 9, 2014, will not be counted.

Comments: ______________________________

____

(If you noted any Comments above, please mark corresponding box on the reverse side.)